Exhibit 10.80
PPM Loan No. 09-02202
LOAN AGREEMENT
by and between
JACKSON NATIONAL LIFE INSURANCE COMPANY, as Lender
and
Those entities shown on Schedule A attached hereto, collectively Borrowers
Loan Opening Date: December 22, 2009

LOAN AGREEMENT
     THIS LOAN AGREEMENT is made as of this 22nd day of December, 2009, by and among those entities shown on Schedule “A” attached hereto (each a “Borrower” and jointly and severally, “Borrowers”) and JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation (“Lender”).
RECITALS
     A. Each Borrower is listed on Schedule “A” and has its principal place of business at 2555 E. Camelback Road, Suite 400, Phoenix, Arizona 85016. Indemnitor is the sole member of each Borrower. The ownership of Indemnitor is set forth on Schedule “B” hereto. The general partner of Indemnitor is Cole Credit Property Trust III, Inc. (the “General Partner”).
     B. Lender has agreed to loan to Borrowers the maximum amount of $32,000,000.00 (the “Loan”) on the terms and conditions contained herein.
     C. COLE HD TUCSON AZ, LLC, a Delaware limited liability company is the owner of certain real estate located in Pima County, AZ, which is described more particularly on Exhibit “A-1” attached hereto (the “Tucson Land”), consisting of approximately 10.8 acres, which is improved with a 136,882 net rentable square foot building that is commonly known as Home Depot (GL) (the “Tucson Improvements”).
     D. COLE MT FLAGSTAFF AZ, LLC, a Delaware limited liability company is the owner of certain real estate located in Coconino County, AZ, which is described more particularly on Exhibit “A-2” attached hereto (the “Flagstaff Land”), consisting of approximately 18.1 acres, which is improved with a 165,620 net rentable square foot building that is commonly known as University Plaza (the “Flagstaff Improvements”).
     E. COLE WG GOOSE CREEK SC, LLC, a Delaware limited liability company is the owner of certain real estate located in Berkeley County, SC, which is described more particularly on Exhibit “A-3” attached hereto (the “Goose Creek Land”), consisting of approximately 1.5 acres, which is improved with a 14,820 net rentable square foot building that is commonly known as Walgreens (the “Goose Creek Improvements”).
     F. COLE PX MOUNTAIN BROOK AL, LLC, a Delaware limited liability company is the owner of certain real estate located in Jefferson County, AL, which is described more particularly on Exhibit “A-4” attached hereto (the “Mountain Brook Land”), consisting of approximately 4.8 acres, which is improved with a 44,271 net rentable square foot building commonly known as Publix (the “Mountain Brook Improvements”).
     G. COLE TS IRMO SC, LLC, a Delaware limited liability company is the owner of certain real estate located in Richland County, SC, which is described more particularly on Exhibit “A-5” attached hereto (the “Irmo Land”), consisting of approximately 4.1 acres, which is improved with a 19,097 net rentable square foot building commonly known as Tractor Supply (the “Irmo Improvements”).

     H. COLE LO KANSAS CITY MO, LLC, a Delaware limited liability company is the owner of certain real estate located in Clay County, MO, which is described more particularly on Exhibit “A-6” attached hereto (the “Kansas City Land”), consisting of approximately 12.2 acres, which is improved with a 139,905 net rentable square foot building commonly known as Lowe’s (the “Kansas City Improvements”).
     J. COLE KO COLUMBIA SC, LLC, a Delaware limited liability company is the owner of certain real estate located in Lexington County, SC, which is described more particularly on Exhibit “A-7” attached hereto (the “Columbia Land”), consisting of approximately 8.6 acres, which is improved with a 90,000 net rentable square foot building commonly known as Kohl’s (the “Columbia Improvements”).
     K. The Tucson Land, the Flagstaff Land, the Goose Creek Land, the Mountain Brook Land, the Irmo Land, the Kansas City Land, and the Columbia Land are referred to hereinafter collectively as the “Land”. Each portion of the Land owned by a Borrower is sometimes referred to as a “Parcel”. The Tucson Improvements, the Flagstaff Improvements, the Goose Creek Improvements, the Mountain Brook Improvements, the Irmo Improvements, the Kansas City Improvements, and the Columbia Improvements are hereinafter referred to collectively as the “Improvements”, and more particularly described on Exhibit “B” attached hereto.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
1. DEFINED TERMS. The following terms as used herein shall have the following meanings:
     Affiliated Party: any person or entity directly or indirectly controlling or under common control with any Borrower or Indemnitor, including the general partner of Indemnitor.
     Agreement: This Loan Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.
     Application/Commitment: Collectively, the application to PPM Finance, Inc. for the Loan dated October 20, 2009, as amended on November 9, 2009 and the acceptance thereof as a commitment dated November 24, 2009.
     Appraisal: An appraisal prepared by a member of a national appraisal organization that has adopted the Uniform Standards of Professional Appraisal Practice (USPAP) established by the Appraisal Standards Board of the Appraisal Foundation. The appraisal shall be in conformity with Lender’s appraisal guidelines and the requirements of the Application/Commitment.
     Approved Lease: A lease of a Project, or portion thereof, approved by Lender in writing. The Approved Leases for the single tenant Projects as of the Loan Opening Date are described on Exhibit “E” hereto. The Approved Leases for Flagstaff Land and Flagstaff Improvements are described on Exhibit “E-1” hereto (the “Flagstaff Leases”).
     Allocated Loan Amount: The Allocated Loan Amount for each Project shown on Exhibit “C”.

     Allocated Loan Percentage: The Allocated Loan Percentage for each Project shown on Exhibit “C”.
     Borrower and Borrowers: The meaning set forth in the introductory paragraph of this Agreement.
     Building Laws: All federal, state and local laws, statutes, regulations, codes, ordinances, orders, rules and requirements applicable to the development, construction, use, operation, management and maintenance of a Project, including without limitation, all access, building, zoning, planning, subdivision, fire, traffic, safety, health, labor, discrimination, wetlands, shoreline, and flood plain laws, regulations and ordinances, including, without limitation, all applicable requirements of the Americans with Disabilities Act of 1990, as amended, and all orders or decrees of any court adopted or enacted with respect thereto applicable to a Project, as any of the same may from time to time be amended, modified or supplemented. The term Building Laws shall not include any “Environmental Laws” as such term is defined in the Environmental Indemnity Agreements.
     Default: Any event which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default (as such term is defined in Section 7.1 of this Agreement).
     Default Rate: The default interest rate specified in the Note.
     Environmental Indemnity Agreements: The Environmental Indemnity Agreements for each Project described in Section 2.2 of this Agreement, as may be hereafter supplemented or amended from time to time in writing.
     Executive Order and Patriot Act: Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and Public Law 107.56, known as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”).
     ERISA: Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.
     Governmental Approvals: The meaning set forth in Section 4.11 of this Agreement.
     Governmental Authority: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal with jurisdiction over one or more of the Projects.
     Improvements: The meaning set forth in Recital K of this Agreement.
     Include or including: Including, but not limited to.

     Indemnity Agreement: The indemnification agreement described in Section 2.2 of this Agreement, executed by Indemnitor, as originally executed or as may be hereafter supplemented or amended from time to time in writing.
     Indemnitor: Cole REIT III Operating Partnership, LP, a Delaware limited partnership
     Internal Revenue Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder from time to time.
     Knowledge: When used to modify a representation or warranty, actual knowledge or such knowledge as a reasonable person under the circumstances should have after diligent inquiry and investigation.
     Land: The land legally described in Exhibits “A-1” through “A-7” hereto.
     Laws: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction, as any of the same may from time to time be amended, modified or supplemented.
     Lender: The Mortgagee and, as applicable, PPM Finance, Inc., on behalf of and acting as the investment advisor and authorized representative for the Mortgagee.
     Loan: The meaning set forth in Recital B of this Agreement.
     Loan Documents: This Agreement, the Environmental Indemnity Agreements, the Indemnity Agreement, the Mortgages, the Note, the other documents and instruments listed in Section 2.2 of this Agreement, and all other documents and instruments given to Lender from time to time in connection with or to secure the Loan, as originally executed or as any of the same may be hereafter supplemented or amended from time to time, in writing.
     Loan Maturity: January 1, 2015 unless extended in accordance with Section 2.3 hereof.
     Loan Opening Date: The date of the disbursement of the Loan.
     Loan Year: A period of 12 consecutive calendar months commencing on January 1, 2010 or any anniversary thereof.
     Mortgages: The mortgages, deeds of trust, security deeds, deeds to secure debt or similar instruments described in Section 2.2 of this Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.
     Mortgage Correspondent: As of the date hereof, the Mortgage Correspondent is Medalist Capital, Inc. and its address is: 100 North Tampa, Suite 2130, Tampa, Florida 33602. Lender retains the right to change the Mortgage Correspondent at any time during the term of the Loan. Borrower hereby acknowledges that Lender may utilize Mortgage Correspondent or other outside third parties selected by Lender in any aspects of the Loan, including but not limited to, the servicing, administration and monitoring of the Loan. For purposes of this Loan Agreement, where it is referenced that information will be provided to “Mortgage Correspondent and Lender”, unless designated otherwise by Lender, the information shall be provided to Mortgage Correspondent, who will provide the same to Lender. Lender may at any time, request that the information be provided to both Mortgage Correspondent and Lender or to another third party in place of Mortgage Correspondent.
     Mortgagee: Jackson National Life Insurance Company, its successors and or assigns.
     Note: The “Note” described and defined in Section 2.2 of this Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.
     Permitted Exceptions: Those matters shown as title exceptions on the loan title policies approved by Lender.
     PPM Finance, Inc.: The investment advisor and authorized representative and affiliate of Lender.
     Project: Each Parcel comprising the Land together with the improvements thereon and any and all other buildings, structures and improvements located or to be located thereon (“Improvements”) and all rights, privileges, easements, hereditaments and appurtenances, thereunto relating or appertaining, including parking in compliance with any applicable zoning ordinance and tenant leases, and all personal property, fixtures and equipment required or used (or to be used) for the operation thereof, collectively the Projects.
     Project Improvements: The Improvements which are located on a Parcel, but not including Tenant Improvements.
     REA: Any of the documents described on Schedule C hereto.
     SPE: A special purpose bankruptcy remote entity which is unlikely to become insolvent as a result of its own activities and which is adequately insulated from the consequences of any related party’s insolvency.
     Tenant Improvements: The Tucson Improvements and the Kansas City Improvements owned by the applicable Tenant and not the Borrower that owns the underlying Land.
     Tenant: A tenant under an Approved Lease.
     Title Insurer: First American Title Insurance Company and any other national title insurance company acceptable to Lender.
     Defined terms may be used in the singular or the plural. When used in the singular preceded by “a”, “an”, or “any”, such term shall be taken to indicate one or more members of the relevant class. When used in the plural, such term shall be taken to indicate all members of the relevant class.

2. TERMS OF LOAN AND DOCUMENTS.
     2.1 Agreement to Borrow and Lend. Subject to all of the terms, provisions and conditions set forth in this Agreement and the Application/Commitment, Lender agrees to make and Borrowers agree to accept the Loan. Each Borrower agrees to pay all indebtedness evidenced and secured by the Loan Documents in accordance with the terms thereof and hereof.
     2.2 Loan Documents. In consideration of Lender’s entry into this Agreement and Lender’s agreement to make the Loan, each Borrower agrees that it will, as applicable, in sufficient time for review by Lender and its counsel prior to the Loan Opening Date, execute and deliver or cause to be executed and delivered to Lender the following documents and instruments in form and substance acceptable to Lender:
     (a) A promissory note from all Borrowers payable to Lender in the original principal amount of Thirty Two Million and 00/100 Dollars ($32,000,000.00) (or the actual Loan amount determined in accordance with the Application/Commitment);
     (b) First mortgages or deeds of trust, as applicable (collectively, “Mortgage”) on each Borrower’s Parcel and Project Improvements and interest in the Tenant Improvements, subject only to the Permitted Exceptions;
     (c) An assignment to Lender from each Borrower of all rents, income, issues and profits of, and all leases, licenses, concessions and other similar agreements relating to or connected with the Parcel owned by it, which shall be a present first priority absolute assignment of all present and future leases of all or any part of such Parcel, all guarantees thereof and all rents and other sums payable thereunder;
     (d) A security agreement from each Borrower granting Lender a security interest in all personal property, tangible and intangible, owned or hereafter acquired by such Borrower and relating to operation or maintenance of the Parcel owned by such Borrower, including bank accounts, accounts receivable, all escrow impound or reserve accounts required in the Loan Documents, and other intangible property, which agreement may be combined with the Mortgage;
     (e) Uniform Commercial Code financing statements with each Borrower as debtor with respect to all of the personal property owned by it;
     (f) Indemnity agreements from Indemnitor and Borrowers with respect to certain matters including environmental covenants;
     (g) The Indemnity Agreement from Indemnitor with respect to certain matters excluded from the non-recourse provisions of the Loan Documents;
     (h) An affidavit from each Borrower containing certain warranties and representations (each, a “Borrower’s Certificate”);
     (i) Any other documents required by the Application/Commitment; and

     (j) Such other papers and documents as may be required by this Agreement or as Lender may reasonably require.
     2.3 Terms of the Loan. The Loan will bear interest for the period and at the rate or rates set forth in the Note, and be payable in accordance with the terms of the Note. The outstanding principal balance, all accrued and unpaid interest and all other sums due and payable under the Note or other Loan Documents, if not sooner paid, shall be paid in full on January 1, 2015 (the “Initial Term Maturity Date”). Provided, however, Lender may at its sole discretion, reset the interest rate on the Loan to a new rate (the “Reset Rate”) to be effective after the Initial Term Maturity Date if the Maturity Date is extended as provided herein. If Lender elects to reset the Interest Rate (as defined in the Note), Lender will, during the 54th to 56th month after the date hereof, provide Borrower with written notice of its intent to do so. The notice will specify the interest rate spread and index, each of which shall be decided by Lender in its sole discretion, that will be used to calculate the Reset Rate. The exact Reset Rate will be disclosed to Borrower during the first two weeks of the 59th full month after the date hereof.
Upon receipt of notice of the Reset Rate from Lender, Borrower may either accept the Reset Rate unconditionally or repay the Loan in full on or before the Initial Term Maturity Date. Acceptance of the Reset Rate must be in writing and must be received by the Lender no later than the last day of the 59th full month after the date hereof. Unless Borrower so accepts the Reset Rate, the Loan shall be due and payable, in full, without prepayment premium, on the Initial Term Maturity Date. If the Borrower accepts the Reset Rate, the Maturity Date will be extended to January 1, 2020, and interest will begin to accrue at the Reset Rate commencing on January 1, 2015. Commencing on February 1, 2015, the amount of the monthly payment will be adjusted to reflect the monthly payment of interest (calculated at the Reset Rate) and principal based on a 22 year amortization schedule. Borrower will execute and deliver all documents and instruments reasonably required by Lender to effect such adjustment.
     2.4 Prepayments. Borrowers shall have no right to make prepayment of the Loan in whole or in part except in accordance with the terms of the Note and the applicable provisions of this Agreement.
     2.5 Conditions to Disbursement. Each Borrower agrees to perform and satisfy all conditions precedent to disbursement of the proceeds of the Loan set forth in the Application/Commitment including those set forth in Sections 2.4 (Third Party Reports) and 3 (The Closing) thereof.
     2.6 Sources and Uses. Each Borrower shall use the proceeds of the Loan obtained by it solely for the purposes set forth in Exhibit “C-1” hereto. The Sources and Uses Statement executed prior to the Loan Opening Date must be in substantial accordance with the Sources and Uses Statement attached to the Application/Commitment.
     2.7 Cross-Collateralization; Cross Default. Each Borrower acknowledges that the Loan shall be secured by each Borrower’s interest in its Project. Any Event of Default under this Agreement shall be an Event of Default under all Loan Documents.

3. BORROWERS’ COVENANTS. Borrowers covenant and agree with Lender as follows:
     3.1 Escrow Deposits.
     (a) Unless specifically waived by a separate written agreement, each Borrower shall deposit monthly with Lender or Mortgage Correspondent a sum equal to one-twelfth (1/12th) of the amount estimated by Lender or Mortgage Correspondent to be required to pay, at least thirty (30) days prior to their respective due dates, annual property taxes, assessments, ground rent and insurance premiums for the Project owned by such Borrower (the “Escrow Account”). Lender shall not pay interest on or segregate the Escrow Account unless required to do so under applicable law. If Lender is required to segregate the Escrow Account, each Borrower shall (1) execute such documents as Lender, in its sole discretion, deems necessary to perfect its security interest in the Escrow Account and (2) pay the costs of setting-up and maintaining the Escrow Account. Prior to the Loan Opening Date, Lender will determine the amount of the initial deposit that must be made by each Borrower to the Escrow Account at Closing; and
     (b) The Escrow Account is hereby pledged as additional security for the Loan and shall be held to be irrevocably applied for the purposes for which made hereunder and shall not be subject to the direction or control of Borrowers or any of them; provided, however, that neither Lender, Mortgage Correspondent nor any depository holding such funds shall be liable for any failure to apply to the payment of taxes, assessments, ground rent or insurance premiums any amount so deposited unless (i) each Borrower shall have requested Lender, Mortgage Correspondent or said depository in writing to make application of such funds to the payment of the particular taxes, assessments, ground rent or insurance premiums as the case may be, accompanied by the bills therefor, (ii) there shall exist no Event of Default hereunder or under any of the Loan Documents, and (iii) there are sufficient funds in the Escrow Account (including supplemental funds provided by each applicable Borrower for such purpose) to pay the particular taxes, assessments, ground rent or insurance premiums and (iv) following payment of such taxes, assessments, ground rent or insurance premiums, the Escrow Account will include the appropriate proportion, in the reasonable opinion of Lender, of the payments estimated to be due the following year, taking into account the Lender’s right to increase the required monthly deposits for such year.
     3.2 Payment of Taxes.
     (a) Each Borrower shall pay, or cause to be paid, or direct the Mortgage Correspondent or depository to pay, all real estate taxes, assessments and charges of every kind upon the Parcel owned by it before the same become delinquent; provided, however, that each Borrower shall have the right to pay any such tax, assessment or charge under protest or to otherwise contest any such tax, assessment or charge but only if (i) such contest has the effect of delaying or preventing the collection of such tax, assessment or charge so contested and also preventing the sale or forfeiture of the Parcel owned by it, or any part thereof or any interest therein, (ii) such Borrower has notified Lender in writing in advance of its intent (or, if applicable, Tenant’s intent if Tenant is required under the applicable Approved Lease to notify landlord of such intent) to contest such tax, assessment or charge, and (iii) such Borrower has deposited security in form and amount satisfactory to Lender, in its sole judgment, and increases the amount of such security so deposited promptly after Lender’s request therefor. If any such Borrower shall fail to commence such contest or, having commenced such contest, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay the tax, assessment or charge so contested, Lender may at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note), and shall bear interest from the date expended at the Default Rate and be payable with such interest upon demand. Lender in making any payment hereby authorized relating to any tax, assessment or charge, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, charge, sale, forfeiture, tax lien or title or claim thereof.
     (b) Subject to the conditions set forth in (a) (i) and (ii) above, Lender acknowledges that a Tenant under any Approved Lease may so contest any such tax assessment in accordance with the terms of such Approved Lease.
     3.3 Maintenance of Insurance. (a) Insurance Coverage Requirements: Each Borrower shall maintain or cause to be maintained insurance coverage as contained on Exhibit D to the Application/Commitment and as attached hereto and made a part hereof as Exhibit “D”.
     (b) No Other Insurance. No Borrower shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Lender is included thereon under a standard, non-contributory Lender clause acceptable to Lender. Each Borrower shall immediately notify Lender whenever any such separate insurance is taken out and shall promptly deliver to Lender the original policy or policies of such insurance.
     (c) Lender’s Right to Obtain Insurance: Notwithstanding this Section 3.3, in the event that any Borrower fails to maintain or cause to be maintained the insurance required hereunder, Lender or Mortgage Correspondent shall have the right (but not the obligation) to place and maintain insurance required to be placed and maintained by such Borrower hereunder, and use funds on deposit in the Escrow Account for the payment of insurance to pay for same. Any additional amounts expended therefor shall constitute additional disbursements of Loan proceeds (even if the total amount of disbursements would exceed the face amount of the Note), and shall bear interest from the date expended at the Default Rate and be payable together with such interest upon demand.
     Notwithstanding the foregoing provisions of this Section 3.3 or anything herein to the contrary, in the event the applicable Approved Lease is in full force and effect with respect to a particular Project and (i) Borrower provides Lender with evidence acceptable to Lender that Tenant is in compliance with the insurance requirements set forth in its Approved Lease, Borrower shall not be required to provide duplicate insurance coverage in order to comply with the provisions of Section 3.3 (a) above and (ii) in the event the applicable Approved Lease does not allow the applicable Tenant to abate its rent after a condemnation or casualty, no loss of rent insurance shall be required with respect to such Approved Lease.
     3.4 Mechanics’ Liens and Contest Thereof. Each Borrower agrees (i) not to suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against the Parcel owned by it; (ii) to promptly discharge the same, and if applicable, cause the same to be discharged by Tenant in accordance with the provisions of its Approved Lease, as a lien against such Parcel if any claims for lien or any proceedings for the enforcement thereof are filed or commenced; provided, however, that any Borrower or Tenant shall have the right to contest in good faith and with due diligence the validity of any such lien or claim upon the Title Insurer being furnished with such security or indemnity as it may require to induce the Title Insurer to insure against all such claims, liens or proceedings; and provided further that Lender will not be required to make any further disbursements of the Loan proceeds unless (a) any mechanics’ lien claims shown by any title insurance commitments or interim binders or certifications have been released or insured against by the Title Insurer or (b) the applicable Borrower shall have provided Lender, or caused Lender to be provided, with such other security with respect to such claim as may be acceptable to Lender, in its sole discretion.
     3.5 Settlement of Mechanics’ Lien Claims. If any Borrower shall fail promptly to discharge, or cause to be discharged, any mechanics’ lien claim filed or otherwise asserted or to contest any such claims and give security or indemnity in the manner provided in Section 3.4 hereof, or, if such Borrower (or any Tenant under an Approved Lease, as applicable) having commenced to contest the same, and having given such security or indemnity, shall thereafter fail to prosecute such contest in good faith or with due diligence, or fail to maintain such indemnity or security so required by the Title Insurer for its full amount, or, upon adverse conclusion of any such contest, shall fail to cause any judgment or decree to be satisfied and lien to be promptly released, then, and in any such event, unless the applicable Approved Lease permits any of the foregoing, Lender may, after ten (10) business days written notice to such Borrower, at its election, but shall not be required to, (i) procure the release and discharge of any such claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such lien or claim and (ii) effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Insurer, and any amounts expended by Lender in doing so, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note), and shall bear interest from the date expended at the Default Rate and be payable together with such interest upon demand.
     3.6 Maintenance, Repair and Restoration of Improvements. Each Borrower shall (or if applicable under an Approved Lease, shall cause the Tenant to) (i) promptly repair, restore or rebuild (or cause to be repaired, restored, or rebuilt) any Project Improvements or Tenant Improvements, as applicable, which may become damaged or be destroyed, subject (if applicable) to Lender’s agreement to make available to such Borrower any insurance proceeds relating thereto pursuant to the terms of this Agreement, and (ii) keep such Improvements in good condition and repair, without waste, normal wear and tear excepted.
     Notwithstanding the foregoing provisions of this Section 3.6 or anything to the contrary contained herein, for so long as an Approved Lease is in effect with respect to a particular Project, the repair and restoration of any Improvements located thereon and the disposition of casualty and condemnation proceeds related to such Project shall be governed by the applicable Approved Lease, and the SNDA (defined below) delivered to Lender by the Tenant of such Project.

3.7 Leases and Lease Reports. (a) Each Borrower agrees not to enter into, modify, amend, or waive any material provision of, terminate or cancel any lease(s) of space to which it is a party without the prior written consent of Lender; provided that no such consent shall be required with respect to Flagstaff Leases of less than 5000 square feet. All lessees of demised premises of 5000 square feet or more shall be required, at Lender’s election, to execute estoppel certificates and subordination, non-disturbance and attornment agreements (“SNDA”) in form and substance reasonably satisfactory to Lender. With respect to Tenants under Approved Leases, Lender agrees not to unreasonably withhold its consent to any SNDA in Tenant’s standard form. Within thirty (30) days following the end of each calendar year, each Borrower shall deliver to Lender a certified report showing the status of the leasing of space in the Project owned by it.
     (b) Any new lease, modification, amendment, waiver of any material provision, termination or cancellation of any lease of space of greater than 5000 square feet in any Project without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed) shall be deemed by Lender in its sole discretion, as an Event of Default. Lender shall grant or deny its consent to any new lease, lease amendment, modification, termination, renewal or expansion within ten (10) business days of a written request therefore, and to the extent Lender fails to expressly deny its consent within such ten (10) business day period, such consent shall be deemed granted. The renewal, amendment or modification of any Approved Lease by its terms shall not require the consent of Lender. Borrower shall provide Lender with copies of all renewals, amendments or modifications within ten (10) business days after execution.
     3.8 Compliance With Laws. Each Borrower shall promptly comply, or cause compliance, with all applicable Laws of any Governmental Authority having jurisdiction over such Borrower or the Project owned by it, and shall take, or cause to be taken, all actions necessary to bring said Project into compliance with all applicable Laws, including, without limitation, all Building Laws (whether now existing or hereafter enacted).
     3.9 Alterations. (a) Without the prior written consent of Lender, no Borrower shall (i) make any structural alterations to the Project owned by it (other than completion of work required or permitted in accordance with the applicable Approved Lease(s) and any new leases entered into in accordance with the terms of this Agreement) or (ii) construct any new building Improvements of any kind on its Parcel.
     (b) If a request is made by a Borrower, and consented to by Lender, Lender’s consent shall be conditioned upon receipt and approval of information, documentation and assurances, standard in the lending industry, when new construction is contemplated. Such information, documentation and assurances shall include, but not by way of limitation, lien waivers, invoices and proof of payment, survey revisions, date down title endorsements and evidence of property and liability coverage. Such consent is also conditioned upon such Borrower’s payment of any and all Lender’s attorney fees in connection with such information, documentation and assurances as a result of the alterations or new improvements to the Project owned by it.
     (c) Notwithstanding anything to the contrary contained herein, the approval of Lender shall not be required with respect to any alterations undertaken by a Tenant under an Approved Lease; provided that (i) any such alterations are performed in accordance with the Approved Lease, and (ii) if such alterations require Borrower’s approval, Borrower shall not provide such approval without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
     3.10 Personal Property. (i) All personal property, fixtures, furnishings, furniture, attachments and equipment located on or used in connection with a Project, and that is owned by the Borrower owning said Project, shall always be located at said Project and shall also be kept free and clear of all chattel mortgages, conditional vendor’s liens and all other liens, encumbrances and security interests of any kind whatever, (ii) each Borrower will be the absolute owner of said personal property, fixtures, furnishings, furniture, attachments and equipment (if any) and (iii) if applicable, each Borrower shall, from time to time, furnish Lender with evidence of such ownership reasonably satisfactory to Lender, including searches of applicable public records.
     3.11 Prohibition Against Cash Distributions and Application of Cash Flow. Each Borrower agrees to first apply all cash flow from the Project owned by it to pay expenses for said Project, including amounts due to Lender pursuant to the Loan Documents. No cash flow from any Project shall be distributed to any partners, principals, members or shareholders of the owner thereof, or applied to the payment of any obligations, debts or expenses not related to such Project if an Event of Default has occurred and has not been cured.
     3.12 Inspection by Lender. Each Borrower will cooperate (and will cause its managing agent to cooperate) with Lender in arranging for inspections of the Project owned by it, from time to time by Lender and its agents and representatives.
     3.13 Furnishing Information. Each Borrower shall deliver or cause to be delivered to Lender and Mortgage Correspondent: 1) annual financial statements for such Borrower and for the Project owned by it, 2) annual financial statements for Indemnitor, and 3) annual tenant sales for any tenant required to deliver same under the terms of its lease, or any amendment or modification thereto, as soon as available and in all events no later than ninety (90) days after the close of each fiscal year of such Borrower and Indemnitor (as applicable), other than tenant sales which will be delivered if and when they are received from the tenants. Notwithstanding the foregoing requirement (3), if any Borrower or Indemnitor has any ownership interest in (whether direct or indirect) or is a related entity with any tenant, including being an affiliate or parent of tenant, then and in that case, regardless of the requirements under the applicable lease, or any amendment or modification thereto, such Borrower shall deliver or cause to be delivered annual financial statements and sales of such tenant, if applicable, in the exact manner and timing as stated above. Such statements shall be certified as true and correct by an authorized financial officer of such Borrower or by an authorized financial officer of Indemnitor, as the case may be. While only annual financial statements will be required initially, Lender shall have the right to require that the Borrowers provide quarterly financial statements, aged delinquency reports and tenant sales figures for tenants required to report sales under its lease with a Borrower to Lender and Mortgage Correspondent, at any time during the Loan term. Borrowers shall cause Indemnitor to deliver to Lender within ninety (90) days after the end of each calendar year, and within twenty (20) days after Lender’s request in the event of any Default by any Borrower under any of the Loan Documents, a current financial statement, certified as correct by Indemnitor. On the occurrence of an Event of Default, Borrowers shall and shall cause Indemnitor to promptly provide Lender and Mortgage Correspondent with such additional financial reports and such additional financial information as Lender may require. If an Event of Default has occurred or Lender reasonably believes that previously provided financial statements are materially inaccurate, the annual statements shall be audited by certified public accountants acceptable to Lender and prepared in accordance with generally accepted accounting principles. Each Borrower shall also furnish a current operating statement for the Project owned by it (including a rent roll) at the time it delivers its financial statements.
     Additionally, Borrowers will and will cause Indemnitor to:
          (i) promptly supply Lender and Mortgage Correspondent with such information concerning their respective affairs and property relating to the development and operation of the Projects as Lender may hereafter reasonably request from time to time;
          (ii) at any time during regular business hours permit Lender, Mortgage Correspondent or any of its agents or representatives to have access to and examine all of its books and records regarding the operation of the Projects; and
          (iii) promptly notify Lender and Mortgage Correspondent if any Borrower receives any actual notice that any Project violates or is alleged to violate any Building Law, or of a condition or situation on any Project which would constitute violation of a Building Law. The notice to Lender shall describe with particularity the Building Law violation and the applicable Borrower’s plan to promptly correct the violation.
     3.14 Documents of Further Assurance. Each Borrower shall, from time to time, upon Lender’s request, execute, deliver, record and furnish such documents as Lender may reasonably deem necessary or desirable to (i) perfect and maintain perfected as valid liens upon such Borrower’s interest in the Project or portion thereof owned by it, the liens granted by Borrower to Lender under the applicable Mortgage(s) and the collateral assignments and other security interests under the other Loan Documents as contemplated by this Agreement, (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement.
     3.15 Furnishing Reports. Each Borrower shall provide Lender and Mortgage Correspondent promptly after receipt with copies of all inspections, reports, test results and other information received by such Borrower from time to time from its employees, agents, representatives, architects and engineers, which in any way relate to a material and adverse condition at the Project owned by it, or any part thereof.
     3.16 Operation of Project and Zoning. As long as any portion of the Loan remains outstanding, each Project remaining subject to the Loan Documents shall be maintained in a manner similar to other like properties in the respective markets of such Project and shall be used for the same use as of the date hereof or any other permitted use under an Approved Lease. Each Borrower shall fully and faithfully perform all of its covenants, agreements and obligations under each of the leases of space in the Project owned by it. Each Borrower agrees not to initiate or acquiesce in a zoning variation or reclassification without Lender’s prior written consent.
     3.17 Management Agents’ and Brokers’ Contracts. Each Borrower agrees not to enter into, modify, amend or waive any material provision of, terminate or cancel any management contracts for any Project without the prior written approval of Lender, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that any Affiliated Party may enter into, modify and/or terminate contracts with third parties for certain property management services for a Project so long as (i) such third parties do not have any responsibility for collecting rents or paying any bills of such Project or any part thereof; (ii) such contracts may be terminated at any time without penalty upon Lender’s taking actual possession of the affected Project; and (iii) the applicable Borrower shall provide Lender with a copy of all such third party contracts within ten (10) business days after Lender’s request therefor. Each Borrower shall also provide Lender with true and complete copies of all leasing and brokerage agreements affecting the Project or portion thereof owned by it within ten (10) days after Lender’s request therefor.
     3.18 Furnishing Notices. Each Borrower shall deliver to Lender copies of all material notices received or given by such Borrower (or its agents or representatives) in connection with the Project owned by it.
     3.19 Indemnification. Borrowers shall indemnify, defend and hold Lender, Mortgage Correspondent and their respective officers, directors, employees, shareholders, advisers, and agents (collectively, “Indemnified Parties”) harmless from and against all claims, injury, damage, loss, costs (including reasonable attorneys’ fees and costs) and liability of any and every kind incurred by Indemnified Parties by reason of (i) the operation or maintenance of any Project or any construction at a Project by or on behalf of any Borrower; (ii) the payment of any brokerage commissions or fees of any kind with respect to the Application/Commitment or the Loan, and for any reasonable legal fees or expenses incurred by Lender in connection with any claims for such commissions or fees; and (iii) the breach of any representation or warranty by any Borrower or failure by any Borrower to fulfill it’s obligations under this Agreement or any other Loan Document. The foregoing indemnity shall subject to Sections 3.6 and 3.9 above, include the cost of all alterations, repairs and replacements to any Project (including, without limitation, architectural, engineering, reasonable legal and accounting costs), all fines, fees and penalties, and all legal and other expenses (including reasonable attorneys’ fees), incurred in connection with any Project being in violation of Building Laws and for the cost of collection of the sums due under this indemnity, whether or not a Borrower is in possession of the Project. If Lender shall become the owner of or acquire an interest in or rights to any Project by foreclosure or deed in lieu of foreclosure of a Mortgage, or by other means, the foregoing indemnification obligation shall survive such foreclosure or deed in lieu of foreclosure or other acquisition of a Project.
     3.20 Organizational Documents. Without the prior written consent of Lender, each Borrower agrees not to permit or suffer (i) any amendment or modification of its organizational documents, or (ii) the admission of any new member, shareholder, or partner, except as permitted pursuant to Section 6.3. Without limiting the generality of the foregoing, each Borrower shall remain an SPE.
     3.21 Publicity. During the term of the Loan, Lender or Mortgage Correspondent may issue or publish releases or announcements stating that the financing for the Projects is being provided by Lender to Borrowers and Borrowers hereby consent thereto, subject to Borrowers’ right to approve the contents of any such release or announcement, which approval shall not be unreasonably withheld, conditioned or delayed.

     3.22 Access to Leased Premises and Right to Cure Defaults Under the REA. In the event of a material default by any Borrower under any REA applicable to the Parcel owned by it, such Borrower agrees that Lender shall have the right (but not the obligation), to cure or cause the cure of such default and, in the event the cure of such default by its nature requires that Lender enter upon and/or take possession of said Parcel. Such Borrower hereby agrees that Lender may, and such Borrower hereby grants Lender the right to, enter in and upon and take exclusive possession of the Parcel owned by it for the purpose of curing such default, subject to the rights of the tenants of the related Project; provided, however, Lender shall not be entitled to exercise its rights under this Section if such Borrower is diligently proceeding to effect a cure prior to the expiration of applicable grace periods under such agreements. Any costs reasonably incurred by Lender in curing such default shall constitute additional indebtedness evidenced by the Note and secured by the Mortgages and other Loan Documents, and shall bear interest from the date expended at the Default Rate and be payable together with such interest within ten (10) business days of written demand.
     3.23 Lender’s Attorneys’ Fees and Expenses. If at any time prior to repayment of the Loan in full, Lender employs counsel for advice or other representation (whether or not any suit has been or shall be filed and whether or not other legal proceedings have been or shall be instituted and, if such suit is filed or legal proceedings instituted, through all administrative, trial, and appellate levels) with respect to the Loan, a Project or any part thereof, this Agreement or any of the other Loan Documents, including any proposed or actual restructuring of the Loan, or to protect, collect, lease, sell, take possession of, or liquidate any Borrower’s interest in any Project, or to attempt to enforce any security interest or lien on any Borrower’s interest in any Project, or to enforce any rights of Lender or any of Borrowers’ obligations hereunder or those of any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement or any other agreement, instrument or document heretofore or hereafter delivered to Lender by or for the benefit of any Borrower in connection with the Loan or any Project, or to analyze and respond to any request for consent or approval made by any Borrower, then, in any such event, all of the reasonable and actual attorneys’ fees and expenses arising from such services, and all expenses, costs and charges relating thereto (collectively the “Costs”), shall bear interest from the date expended at the “Interest Rate” provided in the Note, and shall be paid by Borrowers on demand therefor and if Borrowers fail to pay such Costs within ten (10) business days after demand for payment thereof by Lender, such Costs shall be deemed to constitute disbursement of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note) and shall constitute additional indebtedness of Borrowers to Lender, secured by the Mortgages and all other Loan Documents and bearing interest from ten (10) business days after demand at the Default Rate. Notwithstanding the foregoing, nothing herein shall obligate Borrowers to pay the Lender’s attorney fees and expenses in connection with any dispute with respect to the Loan which is determined in favor of Borrowers or any of them.
     3.24 Loan Expenses. Borrowers agree to pay all expenses of the Loan, including all amounts payable pursuant to Section 3.25 of this Agreement, and also including all recording charges, title insurance charges, costs of surveys, costs for certified copies of instruments, escrow charges, fees, expenses and charges of architectural/engineering consultants of Lender, reasonable fees and expenses of Lender’s attorneys, and all costs and expenses incurred by Lender in connection with the determination of whether any Borrower has performed the obligations undertaken by Borrowers under this Agreement or has satisfied any conditions precedent to the obligations of Lender under this

Agreement. All such expenses, charges, costs and fees shall be the Borrowers’ obligation regardless of whether the Loan is disbursed in whole or in part unless such failure to disburse is due to Lender’s wrongful failure to disburse hereunder. Any and all advances or payments made by Lender under this Agreement from time to time, or for reasonable fees of architectural and engineering consultants and reasonable attorneys’ fees and expenses, if any, and all other reasonable Loan expenses which are the responsibility of Borrowers hereunder and/or under any other Loan Document shall, as and when advanced or incurred by Lender, constitute additional indebtedness evidenced by the Note and secured by the Mortgages and the other Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness shall exceed the aggregate face amount of the Note. It is specifically acknowledged and agreed that Borrowers shall not be responsible for any loan servicing fees, administrative fees or monitoring fees in connection with the Loan, unless such fees are provided for herein, or arise due to requests by any Borrower or acts by any Borrower in contravention of the Loan Documents. All such fees shall be charged at the then standard rate charged to borrowers for such services with respect to similar loans. Typical services for which administrative fees are payable are shown on Schedule “D” hereto.
     3.25 Loan Fees. Borrowers agree to pay the loan fees (“Loan Fees”) as are set forth in the Application/Commitment, subject to the terms and conditions set forth therein. Borrowers shall pay all Loan Fees at the times set forth in the Application/Commitment and shall pay all expenses incurred by Lender at the Loan Opening Date and on demand at such subsequent times as Lender may determine including reasonable administrative fees and expenses in connection with any modification of any of the terms of the Loan. Lender may require the payment of such fees and expenses as a condition to the disbursement of the Loan.
     3.26 No Additional Debt. No Borrower shall, without the prior written consent of Lender, incur any indebtedness (whether personal or nonrecourse, secured or unsecured) in connection with the Project owned by it, other than customary trade payables paid within sixty (60) days after they are incurred.
4. REPRESENTATIONS AND WARRANTIES. To induce Lender to execute this Agreement and perform the obligations of Lender hereunder, Borrowers, collectively, and each Borrower individually, as applicable, hereby represents and warrants to Lender as follows:
     4.1 Title. On the Loan Opening Date and thereafter, each Borrower will have good and marketable fee simple title to the Parcel owned by it as shown on Exhibit “A”, subject only to the Permitted Exceptions, as applicable.
     4.2 No Litigation. Except for claims fully covered by insurance, where the insurance company is defending such claims and such defense is not being provided under a reservation of rights, and except as disclosed in writing to Lender prior to the date hereof, each Borrower represents and warrants that there is no pending litigation or unsatisfied judgment entered of record against such Borrower or the Project owned by it; and no litigation or proceedings are pending, or to such Borrower’s knowledge are threatened, (i) which might affect the validity or priority of the lien of the Mortgage executed by it, (ii) which might affect the ability of such Borrower to perform its obligations pursuant to and as contemplated by the terms and provisions of this Agreement and the other Loan Documents, or (iii) which could materially and adversely affect the operations or financial condition of such Borrower or the Project owned by it.

     To the knowledge of Borrowers, no litigation is pending or threatened, (i) which might affect the ability of Indemnitor to perform its obligations pursuant to and as contemplated by the terms and provisions of this Agreement and the other Loan Documents, or (ii) which could materially and adversely affect the operations or financial condition of Indemnitor.
     4.3 Due Authorization. Each Borrower represents and warrants that the execution and delivery of the Loan Documents and all other documents executed or delivered by or on behalf of such Borrower pertaining to the Loan have been duly authorized or approved by such Borrower and, when executed and delivered by such Borrower or when caused to be executed and delivered on behalf of such Borrower, will constitute the legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights, and the payment or performance thereof will be subject to no offsets, claims or defenses of any kind or nature whatsoever.
     4.4 Breach of Laws or Agreements. Each Borrower represents and warrants to Lender that the execution, delivery and performance of this Agreement and the other Loan Documents have not constituted (and will not, upon the giving of notice or lapse of time or both, constitute) a breach or default under any other agreement to which such Borrower is a party or may be bound or affected, or a violation of any Law which may affect the Project owned by such Borrower, any part thereof, any interest therein, or the use thereof, or such Borrower.
     To the knowledge of Borrowers, the execution, delivery and performance of this Agreement and the other Loan Documents have not constituted (and will not, upon the giving of notice or lapse of time or both, constitute) a breach or default under any other agreement to which Indemnitor is a party or may be bound or affected, or a violation of any Law which may affect Indemnitor.
     4.5 Leases. Each Borrower represents and warrants that neither it nor its agents have entered into any leases or other arrangements for occupancy of space within the Project owned by it other than leases shown on the most recent rent roll furnished to Lender (the “Rent Roll”) by such Borrower with respect to its Project. All leases disclosed on each Rent Roll are in full force and effect and to such Borrower’s actual knowledge, there are no existing defaults thereunder other than as disclosed in writing to Lender.
     4.6 Condemnation. Each Borrower represents and warrants that (i) no condemnation of any portion of the Project owned by it, (ii) no condemnation or relocation of any roadways abutting such Project, and (iii) no denial of access to such Project from any point of access to such Project, has commenced or, to such Borrower’s actual knowledge, is pending or, to its actual knowledge contemplated by any Governmental Authority.
     4.7 Condition of Improvements. Each Borrower represents and warrants to Lender that to the best of its knowledge and except as may be disclosed in the property condition reports for the Parcel owned by it delivered to Lender in connection with the Loan, as of the date hereof: (i) the foundations and structure of the Project Improvements owned by it are structurally sound and the various mechanical systems have adequate capacities and are in good working condition; (ii) such Project Improvements were built in substantial compliance with applicable plans and specifications furnished to Lender’s Engineer; (iii) such Project Improvements are in substantial compliance with all applicable Building Laws, including but not limited to The American’s with Disabilities Act; (iv)

certificates of occupancy with respect to such Project Improvements, and any other certificates which may be required to evidence compliance with building codes and permits and approval for full occupancy of such Project Improvements and all installations therein have been issued by all appropriate authorities (except for certificates of occupancy or comparable permits required to be obtained by the applicable tenant under its lease for space in such Project); and (v) no capital expenditures or deferred maintenance for such Project Improvements is required other than those that would be normally expected for a building of similar age and type. As of the date hereof, no written notice of violation of any Building Law with respect to the Project owned by it has been received by such Borrower.
     4.8 Information Correct. All financial statements furnished to Lender by Borrowers or Indemnitor fairly present the financial condition of such persons or entities and were prepared in accordance with a method of preparation approved by Lender, consistently applied, and all other information previously furnished by Borrowers or Indemnitor to Lender in connection with the Loan are true, complete and correct in all material respects except as otherwise disclosed to Lender in writing and do not fail to state any material fact necessary to make the statements made not misleading. Neither Borrowers nor, to the best knowledge of Borrowers, Indemnitor have misstated or failed to disclose to Lender any material and adverse fact actually known to Borrowers or Indemnitor or any of them as of the date hereof relating to: (i) the condition, use or operation of the Projects, (ii) the status or any material condition of any tenant or lease at the Projects known to it, (iii) Borrowers, (iv) Indemnitor, or (v) the litigation disclosure provided by Borrowers and Indemnitor, except as disclosed in writing to Lender prior to the date hereof.
     4.9 Material Adverse Change. As of the date hereof, no material adverse change in the operations or financial condition of Borrowers, or to the best knowledge of Borrowers, Indemnitor, has occurred since the respective effective dates of their financial statements previously submitted to Lender or Mortgage Correspondent, and, as of the date hereof, no material adverse change in the condition (physical or economic) of the Projects has occurred since the date of the Application/Commitment.
     4.10 Solvency. Neither any Borrower, nor to the best knowledge of Borrowers, Indemnitor, is (i) currently insolvent on a balance sheet basis, or (ii) currently unable to pay its debts as they come due and no bankruptcy or receivership proceedings are contemplated or pending as to any of them.
     4.11 Zoning. Each Borrower represents and warrants to Lender that to its actual knowledge, and except as disclosed in the property condition report or property compliance report addressed to Lender, the use of the Project or portion thereof owned by it (including contemplated accessory uses) does not violate (i) any Building Law or any Environmental Law, or (ii) any restrictions of record, or any agreement affecting such Project or portion thereof. Without limiting the generality of the foregoing, as of the date hereof, all consents, licenses and permits and all other authorizations or approvals (collectively, “Governmental Approvals”) required to be obtained by such Borrower (as opposed to any tenant) relating to the use and operation of such Project or portion thereof have been complied with.
     4.12 Utilities. Each Borrower represents and warrants to Lender that the Project owned by it has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of appropriate access between such Project and public highways.
     4.13 Brokerage Fees. No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder other than fees payable to Mortgage Correspondent which fees shall be paid by Borrowers.
     4.14 Encroachments. Each Borrower represents and warrants to Lender that except as may be disclosed on the survey for the Parcel owned by it and delivered to Lender in connection with the Loan, no building or other improvement in such Parcel encroaches upon any building line, setback line, side yard line, or any recorded or visible easement (or other easement of which such Borrower has knowledge of with respect to such Parcel).
     4.15 Separate Parcel. Each Borrower represents and warrants to Lender that except as otherwise disclosed to Lender in writing, the Parcel owned by such Borrower is taxed separately without regard to any other property and for all purposes such Parcel may be mortgaged, conveyed, and otherwise dealt with as an independent parcel.
     4.16 ERISA. Each Borrower represents and warrants to Lender that the assets of such Borrower are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code. The transactions contemplated by this Loan Agreement by or with such Borrower are not in violation of state statutes regulating investments of and fiduciary obligations with respect to “governmental plans”, as defined in Section 3(32) of ERISA.
     4.17 Executive Order and Patriot Act. Neither Borrowers, nor any of them, to the best knowledge of Borrowers, Indemnitor, nor any entity or person owning an interest in or being an investor or otherwise, in any Borrower or the Indemnitor or their respective constituents or affiliates are in violation of any laws relating to terrorism or money laundering, including the Executive Order and the Patriot Act as defined in Section 1 hereof; provided that Borrowers make no representation or warranty with respect to indirect owners of any Borrower whose indirect ownership derives from ownership in publicly traded companies or non traded public companies that are directly or indirectly an owner of Borrower; e.g. Cole Credit Property Trust III, Inc.
     4.18 No Default. No Event of Default has occurred and is continuing and, as of the date hereof, no Default exists.
     4.19 Trade Name; Principal Place of Business. Each Borrower represents and warrants to Lender that it uses no trade name other than its actual name set forth herein. The principal place of business of each Borrower is as stated on page 1 hereof.
     4.20 FIRPTA. Each Borrower represents and warrants to Lender that it is not a “foreign person” within the meaning of Sections 1445 or 7701 of the Internal Revenue Code.
     4.21 RICO. Neither Borrowers, nor any of them, nor to the best knowledge of Borrowers, Indemnitor has been charged with nor, to its knowledge, is it under investigation for, possible violations of the Racketeer Influenced and Corrupt Organizations Act, the Continuing Criminal Enterprise Act, the Controlled Substance Act of 1978, or similar laws providing for the possible forfeiture of any of its respective assets or properties.

     4.22 No Casualty. Each Borrower represents and warrants to Lender that no part of the Project owned by it has been damaged by fire or other casualty except as disclosed in writing to Lender.
     4.23 Truth of Recitals. All statements set forth in the Recitals are true and correct as of the date hereof.
5. CASUALTY AND CONDEMNATION.
     5.1 Lender’s Right to Settle Claims; Election to Apply Insurance and Condemnation Proceeds to Indebtedness. Except as otherwise provided in this Section 5.1, and subject to the provisions of Sections 3.3 and 3.6 hereof, in the event of any loss or damage to any portion of any Project due to fire or other casualty, or any taking of any portion of any Project by condemnation or under power of eminent domain, Lender may, in its sole and absolute discretion, either apply the proceeds to the Loan balance or disburse them for the purposes of repair and restoration. Notwithstanding, each Borrower has the right to use insurance or condemnation proceeds to rebuild following a casualty or a condemnation of the Improvements owned by it or to remedy the effect on the Project owned by it of any condemnation, provided that (i) Lender shall have the right to settle any claim or award that such Borrower has not settled on or before one hundred twenty (120) days after the date of such loss or prior to the date of such taking and (ii) each of the following is satisfied: (a) no Event of Default exists under the Loan Agreement, the Note or other Loan Documents, (b) no more than two payment Events of Default have occurred during the preceding twelve months, (c) the proceeds received by Lender, together with any additional funds deposited with Lender by such Borrower, are sufficient, in Lender’s sole and absolute discretion, either to restore said Project to substantially the same condition existing before the casualty or to remedy the condemnation, (d) local building and zoning laws allow such Project to be rebuilt to be substantially similar to such Project as existed prior to the casualty or condemnation, (e) a loss of no more than 5% of the commercial tenant rental income results through commercial tenants exercising rights to terminate or amend their leases as a result of such casualty or condemnation, and (f) the Loan-to-Value ratio of such Project on completion will be 55% or less, as determined by an Appraisal which Appraisal shall be at such Borrower’s expense. Lender may condition disbursements from such proceeds on approval of plans and specifications, compliance with disbursement procedures, submittal of appropriate evidence of completion and updating and endorsement of Lender’s mortgagee title insurance policy. If, and only if, Lender is entitled to retain such proceeds pursuant to this Section 5.1, Lender may, in it sole and absolute discretion, either apply the proceeds to the Loan balance without premium or penalty or disburse the proceeds for repair and reconstruction of said Project. Notwithstanding anything to the contrary contained herein, in the event the casualty or condemnation proceeds received are less than 3% of the original Loan amount allocated to such Project, such Borrower will not have to satisfy condition (f) above in order to have the right to obtain the insurance or condemnation proceeds to repair or reconstruct said Project.
Notwithstanding the foregoing, for Project Improvements and Tenant Improvements leased pursuant to an Approved Lease, Lender will permit insurance and condemnation proceeds to be held and disbursed in accordance with the terms of such Approved Lease, provided that the subject Approved Lease remains in full force and effect and the applicable Borrower provides evidence reasonably acceptable to Lender that the applicable Tenant remains obligated to perform under such Approved Lease. To the extent consistent with terms of the Approved Lease, Lender may condition disbursements from such proceeds on approval of plans and specifications, compliance with disbursement procedures, submittal of appropriate evidence of completion and updating and endorsement of Lender’s mortgagee title insurance policy. Any insurance or condemnation proceeds that are not required under the Approved Lease to be paid to a Tenant shall be paid to Lender and applied or disbursed in accordance with the provisions hereof. As to insurance or condemnation proceeds not required hereby to be applied to the restoration, the Lender may, in it sole and absolute discretion, either apply the proceeds to the Loan balance or disburse the proceeds for the purposes or repair and reconstruction or to remedy the effect of a condemnation. No prepayment premium will be charged on proceeds applied to reduce the principal balance of the Loan. If there is an uncured Default such Borrower shall have no interest in any of said condemnation or insurance proceeds.
Provided that no Event of Default exists and subject to the provisions of the applicable Approved Lease (if any), (a) Borrowers may settle all claims with respect to any individual Project up to $300,000 per occurrence directly with the insurance company without the prior consent of Lender provided that (i) each applicable Borrower uses or causes the proceeds of any claim to be used to rebuild or restore the applicable Project to substantially the same condition existing prior to the casualty, (ii) such Borrower provides Lender with written notice of the casualty, and (iii) local building and zoning laws allow such Project to be rebuilt to substantially the same condition existing prior to the casualty. Failure of any Borrower to either use the insurance proceeds received directly from the insurance company to rebuild and restore or to pay same to Lender as provided herein will constitute an Event of Default under the Loan Documents and is a Recourse Event as defined in Section 9.18.
Except as otherwise provided in this Section 5.1, Lender shall have the right (but not the obligation) to collect, retain and apply to the indebtedness of Borrowers under this Agreement and the other Loan Documents all insurance and condemnation proceeds (after deduction of all expenses of collection and settlement, including attorneys’ and adjusters’ fees and expenses), thereunder in the event that, in the judgment of Lender the balance of the affected Projects (i) does not provide adequate security or (ii) does not generate sufficient cash flow to pay all expenses of all Projects, including debt service on the balance of the Loan, taking into account applicable loss of rents proceeds. Any proceeds remaining after application to the indebtedness of Borrowers under this Agreement and the other Loan Documents shall be paid by Lender to the applicable Borrower or the party then entitled thereto.
     5.2 Borrower’s Obligation to Rebuild and Use of Proceeds Therefor. If Lender does not elect to or is not entitled to apply fire or casualty insurance proceeds to the indebtedness, and if not otherwise inconsistent with the terms of any applicable Approved Lease, all insurance proceeds received will be deposited into a third party escrow account controlled by Lender or its Mortgage Correspondent. Lender shall have a first and prior security interest in each such escrow account. If any such fire or casualty results in rental abatement under any Approved Lease, Lender may also require that the applicable Borrower deposit any deficit between the business interruption or loss of rents proceeds received and the debt service due under the Loan Documents during the period of rebuilding or restoration of such Improvements. Subject to the terms of Sections 3.6 and 5.1 of this Agreement, Lender shall have the right (but not the obligation) to settle, collect and retain such proceeds, and after deduction of all expenses of collection and settlement, including attorney and adjusters’ fees and expenses, to release the same to the applicable Borrower periodically, provided that such Borrower shall:

     (a) Expeditiously repair and restore, or cause to be repaired and restored, all damage to the portion of the applicable Project resulting from such fire or other casualty, including completion of the construction if such fire or other casualty shall have occurred prior to completion, so that such Project will be completed in accordance with the plans and specifications therefor; and
     (b) If the proceeds of fire or casualty insurance (and the undisbursed available Loan proceeds for construction) are, in Lender’s sole judgment, insufficient to complete the repair and restoration of the buildings, structures and other improvements constituting the affected Project, then such Borrower shall promptly deposit with Lender the amount of such deficiency.
     Any request by a Borrower for a disbursement by Lender of fire or casualty insurance proceeds and funds deposited by such Borrower pursuant to this Section 5.2 and the disbursement thereof shall be conditioned upon such Borrower’s compliance with and satisfaction of the same conditions precedent as would be applicable in connection with construction loans made by institutional lenders for projects similar to the subject Project, including approval of plans and specifications, submittal of evidence of completion, updated title insurance, lien waivers, and other customary safeguards, to the extent such requirements are not inconsistent (as determined by Lender) with the terms of any Approved Lease governing the disbursement of such proceeds, as described in Section 5.1 above.
6. ASSIGNMENTS.
     6.1 Lender’s Right to Assign. Lender shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder, including the Note, Mortgages, and any other Loan Documents. Lender, at Lender’s expense, shall have the right to hire outside firms it deems necessary to assist with the servicing, administration and monitoring of the Loan. Borrowers hereby agree that all of the rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrowers by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. Borrowers agree that Lender shall have the right to sell participations in the Loan or to include the Note in a securitized pool of indebtedness without the consent of Borrowers, and without any cost or expense to Borrowers.
     6.2 Prohibition of Assignments by Borrower. No Borrower shall assign or attempt to assign its rights under this Agreement. Except as provided in Section 6.3 hereof, no Borrower will suffer or permit any of its interest or rights in its Project, or its membership or partnership interests, to be assigned, sold, pledged, encumbered, transferred, hypothecated or otherwise disposed of until the provisions of this Agreement have been fully complied with and the Loan and all other sums evidenced by the Note and/or secured by the Mortgages and other Loan Documents, have been repaid in full; provided, however, any Borrower shall be permitted to grant customary utility easements (which do not affect the marketability of title or encroach upon any Improvements) to facilitate the delivery of utility services to the Project it owns in the normal course of business without the prior consent of Lender.
     6.3 Transfers of Interests in any Borrower. No Borrower, nor any partner, member or shareholder of any Borrower, shall be permitted to make a sale, conveyance, transfer or other vesting of any direct or indirect interest in any Borrower (other than a general partnership interest in a Borrower if such Borrower is a limited partnership) up to an aggregate of 49% of the total interests of any Borrower without the prior consent of Lender, except for any such sale, conveyance, transfer or other vesting that does not change the direct or indirect control or management of any Borrower. Copies of any and all documents evidencing any such sale, conveyance, transfer or other vesting must be provided to Lender within fifteen (15) days after the occurrence of said action including, without limitation, a statement detailing the action and a listing of reallocations and percentages of ownership interest in such Borrower. Except as set forth in the first sentence of this Section 6.3, no direct or indirect interests or management control in (1) any Borrower’s interest in any Project, or (2) any Borrower, (3) any partner, member or shareholder of any Borrower or (4) any entity that owns (directly or indirectly) at least a 10% interest in or has decision making control of any partner, member or shareholder of any Borrower, may be sold, transferred (either to third parties or to related entities) conveyed, encumbered, secured, pledged or vested without the prior written consent of Lender (which Lender may withhold at its sole discretion), and the occurrence of any such event will constitute an Event of Default under the Loan Documents. Notwithstanding, the foregoing, any transfers that would result in multiple borrowers in replacement of a single Borrower, or more borrowers than was originally contemplated during the term of the Loan, shall be strictly prohibited.
In addition to the above, the following transfers shall not be deemed to be prohibited transfers: any transfers of ownership interest within Cole REIT III Operating Partnership, LP (together with its wholly owned subsidiaries, “Cole’”) provided that the transfer does not change the direct or indirect control or management of Cole.
     6.4 One Time Transfer. Lender may consent to a one-time transfer of Borrowers’ interest in the Projects to a purchaser, if the Loan is not then in Default and if the Lender approves of the proposed buyer’s ownership structure, financial strength, creditworthiness and management capabilities. The transferee and its principals must assume all of Borrowers’ and Indemnitor’s liabilities and obligations under the terms of the Loan Documents including those liabilities and obligations listed in Section 9.18 hereof. The Borrowers and Indemnitor shall not remain liable for any liabilities and obligations described in the Loan Documents and Recourse Events described in Section 9.18 first occurring after such transfer; however, Borrowers and Indemnitor shall remain liable for any liabilities and obligations in the Loan Documents including the Recourse Events first occurring prior to such transfer. Such a transfer will be conditioned on the execution and delivery of all required documents, and compliance with all of Lender’s standard requirements for similar assumption transfers, together with the payment of an assumption fee of one percent (1%) of the then outstanding principal balance of the Loan and payment of any costs and expenses (including reasonable attorneys fees) of Lender in connection therewith. Lender shall not be obligated to entertain any request from a proposed buyer for the modification of any substantive provision of the Loan Documents. Borrowers, Indemnitor and buyer shall execute all documents and comply with all other standard requirements of Lender in connection therewith.
     6.5 Successors and Assigns. Subject to the foregoing restrictions on transfer and assignment contained in this Article 6, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.
7. EVENTS OF DEFAULT.
     7.1 The occurrence of any one or more of the following shall constitute an “Event of Default,” as such term is used herein:

     (a) If any payment of principal or interest under the Note is not paid in full when due;
     (b) If any Borrower defaults in the performance of any of its other covenants, agreements and obligations under this Agreement or any other Loan Document involving the payment of money, and fails to cure such default within ten (10) days after written notice thereof from Lender;
     (c) If any Borrower defaults in the performance of any of its non-monetary covenants, agreements and obligations under this Agreement and fails to cure such default within thirty (30) days after written notice thereof from Lender; provided, however, that if such default is reasonably susceptible of cure, but cannot be cured within such thirty (30) day period, then so long as Borrower promptly commences cure and thereafter diligently pursues such cure to completion, the cure period shall be extended for an additional thirty (30) days, within which Borrower may complete such cure;
     (d) If at any time or times hereafter any representation or warranty (including the representations and warranties of any Borrower set forth herein and in any other Loan Document), statement, report or certificate furnished to Lender in connection with the Loan is not true and correct in any material respect;
     (e) If any petition is filed by or against any Borrower or Indemnitor under the Federal Bankruptcy Code or any similar state or federal Law, whether now or hereafter existing (and, in the case of involuntary proceedings, failure to cause the same to be vacated, stayed or set aside within sixty (60) days after filing);
     (f) If any assignment, pledge, encumbrance, transfer, hypothecation or other disposition is made in violation of Section 6.2 or Section 6.3 of this Agreement;
     (g) If any Borrower or Indemnitor shall fail to pay any debt owed by it or is in default under any agreement with Lender or any other party (other than a failure or default for which the maximum liability of such Borrower or Indemnitor does not exceed 25% of their respective assets) and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto; or
     (h) If a default occurs under any of the other Loan Documents executed by any Borrower and continues beyond the applicable grace period, if any, contained therein.
8. REMEDIES.
     8.1 Remedies Conferred Upon Lender. Upon the occurrence of any Event of Default, including, without limitation, the filing by any Borrower of a voluntary petition under Chapter 11 of the Bankruptcy Code, Lender shall have the right (but not the obligation) to pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that all such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other:
     (a) Declare the Note to be immediately due and payable;
     (b) Use and apply any monies deposited by any Borrower with Lender, including amounts in the Escrow Account, regardless of the purpose for which the same was deposited, to cure any such default or to apply on account of any indebtedness under this Agreement which is due and owing to Lender; and
     (c) Exercise or pursue any other right or remedy permitted under this Agreement or any of the Loan Documents or conferred upon Lender or available to Lender at law or in equity or otherwise.
     8.2 Non-Waiver of Remedies. No waiver of any breach or default hereunder shall constitute or be construed as a waiver by Lender of any subsequent breach or default or of any breach or default of any other provision of this Agreement.
     8.3 Cash Collateral Account. Upon the occurrence of an Event of Default, at the request of Lender each Borrower shall deposit all revenues from the operation of the Project owned by it into an account held by and pledged to Lender (“Cash Collateral Account”). Lender shall not pay interest on any amounts held on deposit in the Cash Collateral Account, unless required to do so under applicable law. Each Borrower shall execute such documents as Lender, in its sole discretion, deems necessary to perfect its interest in the Cash Collateral Account.
9. GENERAL PROVISIONS.
     9.1 Captions. The captions and headings of various Articles and Sections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof.
     9.2 Merger. This Agreement, the Application/Commitment and the Loan Documents and instruments delivered in connection herewith, as may be amended from time to time in writing, constitute the entire agreement of the parties hereto with respect to the Projects or portions thereof owned by the Borrowers and the Loan, and all prior discussions, negotiations and document drafts are merged herein and therein. If there are any inconsistencies between the Application/Commitment and this Agreement or the Loan Documents, the terms contained in this Agreement and the other Loan Documents shall prevail. Neither Lender nor any employee of Lender has made or is authorized to make any representation or agreement upon which Borrowers may rely unless such matter is made for the benefit of Borrowers and is in writing signed by an authorized officer of Lender. Each Borrower agrees that it has not and will not rely on any custom or practice of Lender, or on any course of dealing with Lender, in connection with the Loan unless such matters are set forth in this Agreement or the Loan Documents or in an instrument made for the benefit of Borrower and in a writing signed by an authorized officer of Lender.
     9.3 Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing, addressed as follows and shall be deemed to have been properly given if hand delivered, if sent by reputable overnight courier (effective the business day following delivery to such courier) or if mailed (effective two business days after mailing) by United States registered or certified mail, postage prepaid, return receipt requested:

If to Borrowers:	Cole REIT III Operating Partnership, LP
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
Attn: Legal Department

with a copy to:	Lytle Cartwright & Smith PLC
9903 E. Bell Road, Suite 110
Scottsdale, Arizona 85260
Attn: Kevin T. Lytle, Attorney

If to Lender:	Jackson National Life Insurance Company
c/o PPM Finance, Inc.
225 West Wacker Drive, Suite 1200
Chicago, IL 60606
Attn: Vice President, Loan Servicing

AND SEPARATELY TO:	Jackson National Life Insurance Company
c/o PPM Finance, Inc.
225 West Wacker Drive, Suite 1200
Chicago, IL 60606
Attn: Vice President, Settlements & Administration
or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Notices given in any other fashion shall be deemed effective only upon receipt.
     9.4 Modification; Waiver. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought. Lender reserves the right to charge a reasonable administrative fee for any such modification, waiver, amendment, discharge, or change of this Agreement.
     9.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS (AS OPPOSED TO THE LAWS OF CONFLICTS) OF THE STATE OF ARIZONA.
     9.6 Acquiescence Not to Constitute Waiver of Lender’s Requirements. Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender.
     9.7 Disclaimer by Lender.
     (a) This Agreement is made for the sole benefit of Borrowers (and each of their permitted successors and assigns) and Lender (and Lender’s successors and assigns and participants, if any), and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by Lender pursuant to this Agreement. Lender shall not be liable for any debts or claims accruing in favor of any third parties against any Borrower or others or against any Project. No Borrower is, and no Borrower shall be, an agent of Lender for any purposes. Except as expressly set forth in the Loan Documents, Lender is not and shall not be an agent of any Borrower for any purpose. Lender, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with any Borrower or fiduciary of any Borrower.
     (b) Any review, investigation or inspection conducted by Lender, any architectural or engineering consultants retained by Lender or any agent or representative of Lender in order to verify independently Borrowers’ satisfaction of any conditions precedent to the disbursement of the Loan, Borrowers’ performance of any of the covenants, agreements and obligations of Borrowers under this Agreement, or the truth of any representations and warranties made by Borrowers hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Lender of) (i) any of Borrowers’ representations and warranties under this Agreement or Lender’s reliance thereon, or (ii) Lender’s reliance upon any certifications required under this Agreement or any other facts, information or reports furnished Lender by Borrowers hereunder.
     (c) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender.
     9.8 Right of Lender to Make Advances to Cure Borrower’s Defaults. If any Borrower shall fail to perform any of such Borrower’s covenants, agreements or obligations contained in this Agreement or the Loan Documents in a timely fashion and such failure shall continue after notice from Lender and the expiration of any applicable grace or cure period, Lender may (but shall not be required to) perform any of such covenants, agreements and obligations. Any funds advanced by Lender in the exercise of its judgment that the same are needed to protect its security for the Loan are deemed to be obligatory advances hereunder and any amounts expended (whether by disbursement of undisbursed Loan proceeds or otherwise) by Lender in so doing, shall constitute additional indebtedness evidenced and secured by the Note, the Mortgages and the other Loan Documents, shall bear interest from the date expended at the Default Rate and be payable together with such interest upon demand.
     9.9 Definitions Include Amendments. Definitions contained in this Agreement which identify documents, including the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of the Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.
     9.10 Time Is of the Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

     9.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     9.12 Waiver of Consequential Damages. In no event shall Lender be liable to Borrowers, or any of them, for consequential or punitive damages, whatever the nature of a breach by Lender of its obligations under this Loan Agreement, or any of the Loan Documents, and each Borrower for itself and all Affiliated Parties hereby waives all claims for consequential and punitive damages.
     9.13 Claims Against Lender. Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of any Borrower shall have been given to Lender within thirty (30) days after such Borrower first had actual knowledge of the occurrence of the event which such Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. If it is determined in any proceedings that Lender has improperly failed to grant its consent or approval, where such consent or approval is required by this Loan Agreement or any other Loan Documents, Borrowers’ sole remedy shall be to obtain declaratory relief determining such withholding to have been improper, and for itself and all Affiliated Parties, each Borrower hereby waives all claims for damages or set-off against Lender resulting from any withholding of consent or approval by Lender. Notwithstanding the foregoing, if a court of competent jurisdiction issues a final unappealable order that Lender’s failure to grant its consent or approval was grossly unreasonable or in bad faith, then such Borrower may recover actual (but not punitive) damages.
     9.14 Jurisdiction and Venue. With respect to any suit, action or proceedings relating to this Agreement, the Projects, or any of the other Loan Documents (“Proceedings”) each party irrevocably (i) submits to the non exclusive jurisdiction of (A) the state and federal courts located in the State where any Project is located and (B) the appropriate federal or state court in Maricopa County, Arizona (ii) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Nothing in this Agreement shall preclude either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
     9.15 Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal Laws. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any applicable Law, and if such court declares such portion, provision, or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision, or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable portion, provision, or provisions were not contained herein, and that the rights, obligations, and interests of Borrowers and Lender under the remainder of this Agreement shall continue in full force and effect.

     9.16 Incorporation of Recitals. The Recitals set forth herein and the Exhibits attached hereto are incorporated herein and expressly made a part hereof.
     9.17 WAIVER OF JURY TRIAL. EACH BORROWER FOR ITSELF AND OTHER AFFILATED PARTIES AND LENDER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     9.18 Limitation of Liability. Subject to the provisions of this Section 9.18, the Loan shall be non-recourse to the Borrowers. Accordingly, Lender shall not enforce the liability and obligation of Borrowers to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrowers, or any of them, except that Lender may bring a foreclosure action, an action for specific performance or any other action or proceeding Lender deems appropriate to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Projects, the rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against any Borrower only to the extent of a Borrower’s interest in a Project, including the rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrowers or any of them, in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or any other Loan Documents. Notwithstanding the foregoing, each Borrower and the Indemnitor shall be, jointly and severally, liable for and shall indemnify and defend Lender against, and hold Lender harmless from and against Lender’s costs, expenses (including reasonable attorney fees), losses and damages caused by or related to any of the following “Recourse Events” committed, permitted or omitted by any Borrower, its agents, employees and/or contractors: (i) waste to or of a Project (except to the extent an Approved Lease permits waste by Tenant with respect to its Tenant Improvements) or a failure to maintain the condition of each Project in a first-class manner (or as otherwise required in an Approved Lease); (ii) fraud or material misrepresentation by any Borrower or Indemnitor; (iii) failure to pay, or to make sufficient payments into the Escrow Account pursuant to Section 3.1 hereof to enable Lender or Mortgage Correspondent to pay, insurance premiums, taxes, assessments, ground rent or any other lienable impositions as required under the Loan Documents, including the payment of any applicable Prevailing Deductible described in Exhibit D hereto toward restoration of a Borrower’s interest in the applicable Project, or failure to apply fire or casualty insurance proceeds that are not deposited with Lender to the restoration of any Borrower’s interest in any Project or misapplication of insurance or condemnation proceeds; provided however, Borrowers and Indemnitor shall have liability for losses and damages under this clause (iii) only to the extent a deficiency remains following Lender’s exercise of its remedies under the Loan Documents; (iv) misapplication of tenant security deposits; (v) failure during the existence of a monetary Event of Default to pay to Lender all rents, income and profits received by Borrowers, the agents or employees of and from the Projects, net of reasonable and customary operating expenses; (vi) breach of, or failure to perform under the environmental warranties, representations, covenants or indemnifications described in any Environmental Indemnity Agreement or in the other Loan Documents; (vii)

destruction or removal of fixtures or personal property owned by any Borrower securing the Loan from any Project, unless replaced by items of equal value; (viii) terminating, renewing, amending or entering into a lease of any Project, or portion thereof, in violation of the Loan Documents; (ix) failure of a Borrower’s interest in any Project to comply with the Americans with Disabilities Act of 1990, as amended, the Fair Housing Act of 1988, as amended, or any other similar Building Laws during the period of any Borrower’s ownership of its interest in any Project after any Governmental Authority has notified a Borrower, its agents, employees and/or contractors of such non-compliance; (x) breaches of representations or covenants contained in the Loan Documents relating to compliance with terrorism or money laundering laws, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and Public Law 107-56, known as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act); (xi) failure to pay to Lender any rent, income or profits which have been prepaid more than 30 days in advance except in accordance with an Approved Lease that provided for such prepayment; (xii) willful violation of applicable law; and (xiii) failure of Borrowers to pay all amounts payable under the Note in full, together with reasonable attorney fees, if any Borrower transfers or encumbers any Project in contravention of the Loan Documents, or if any Borrower files a voluntary petition under Chapter 11 of the Bankruptcy Code prior to the one-year anniversary of the transfer of title to a Project to Lender by foreclosure of deed or other conveyance in lieu of foreclosure or otherwise.
     Nothing contained herein shall be construed to prevent Lender from exercising any remedy allowed by Law or by the terms of this Agreement or any other Loan Document which does not result in an obligation by any Borrower to pay money.
10. PARTIAL RELEASE OF COLLATERAL. In the event that any Borrower or Borrowers (“Releasing Borrower”) sells one or more (but not all) of the Projects to an arms-length third party purchaser, Lender agrees to release such Project (“Released Property”) from the lien of the applicable Loan Documents, upon Releasing Borrower’s written request, subject to the following terms and conditions:
     (i) On the date of Releasing Borrower’s request and on the date of the scheduled release, there shall be no Event of Default;
     (ii) On the date of Releasing Borrower’s request tenants will be in occupancy, open for business and paying rent in at least 90% of the square footage of the remaining Projects;
     (iii) On the date requested by Releasing Borrower for such release, Releasing Borrower shall pay to Lender a “Release Payment” equal to 115% of the then outstanding principal balance of the Loan allocated to such Released Property calculated as follows: the unpaid principal balance of the Loan immediately prior to such Release Payment multiplied by the Allocated Loan Percentage for such Released Property.
After the Release Payment has been utilized to payoff the portion of the Loan allocated to the Released Property in full, the balance of such Release Payment will be applied pro rata to pay down the Allocated Loan Amount for the remaining Projects, based on the Revised Allocation Loan Percentage as set forth in (vii) below;

     (iv) On the date scheduled for release, Releasing Borrower shall pay the appropriate Prepayment Premium in accordance with the prepayment provisions of the Note based on the amount of the principal balance being paid;
     (v) On the date scheduled for release, in addition to the applicable Release Payment, Releasing Borrower shall pay to Lender the actual expenses incurred by Lender in connection with such release, including without limitation, any title insurance charges and reasonable attorneys’ fees and expenses;
     (vi) All recording costs for the release documents shall be paid by Releasing Borrower; and
     (vii) At the time of a partial release as set forth above, Borrower agrees to amend Exhibit C attached to this Agreement in order to delete the Released Property therefrom and revise the Allocated Loan Percentage for each of the remaining Projects so that the Allocated Loan Percentage with respect to each such remaining Project (“Revised Allocation Loan Percentage”) is equal to the ratio, expressed as a percentage of (i) the Allocated Loan Percentage of such Project immediately prior to such partial release, divided by (ii) the difference between 100% and the Allocated Loan Percentage of the Released Property.
     By way of example only, if the outstanding principal balance of the Allocated Loan Amount of the Released Property is $5,000,000.00, the Release Payment is $5,750,000.00 and the $750,000.00 excess after the payoff for the Released Property is to be allocated among the remaining Projects based on the Revised Allocated Loan Percentage.
11. JOINT AND SEVERAL. All obligations of Borrowers herein and under the other Loan Documents are joint and several.

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement as of the day and year first set forth above.

BORROWERS:	COLE HD TUCSON AZ, LLC, a Delaware limited liability company
	By:	Cole REIT Advisors III, LLC, a Delaware
limited liability company, its Manager

		By:	/s/ Todd J. Weiss
Todd J. Weiss, Senior Vice President

COLE MT FLAGSTAFF AZ, LLC, a Delaware limited liability company
	By:	Cole REIT Advisors III, LLC, a Delaware
limited liability company, its Manager

		By:	/s/ Todd J. Weiss
Todd J. Weiss, Senior Vice President

COLE WG GOOSE CREEK SC, LLC, a Delaware limited liability company
	By:	Cole REIT Advisors III, LLC, a Delaware
limited liability company, its Manager

		By:	/s/ Todd J. Weiss
Todd J. Weiss, Senior Vice President

COLE PX MOUNTAIN BROOK AL, LLC, a Delaware limited liability company
	By:	Cole REIT Advisors III, LLC, a Delaware
limited liability company, its Manager

		By:	/s/ Todd J. Weiss
Todd J. Weiss, Senior Vice President

COLE TS IRMO SC, LLC a Delaware limited liability company
By:	Cole REIT Advisors III, LLC, a Delaware
limited liability company, its Manager

	By:	/s/ Todd J. Weiss
Todd J. Weiss, Senior Vice President

COLE LO KANSAS CITY MO, LLC a Delaware limited liability company
By:	Cole REIT Advisors III, LLC, a Delaware
limited liability company, its Manager

	By:	/s/ Todd J. Weiss
Todd J. Weiss, Senior Vice President

COLE KO COLUMBIA SC, LLC, a Delaware limited liability company
By:	Cole REIT Advisors III, LLC, a Delaware
limited liability company, its Manager

	By:	/s/ Todd J. Weiss
Todd J. Weiss, Senior Vice President

LENDER:
JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM Finance, Inc., its authorized agent

	By:	/s/ David Henderson Name: David Henderson Title: Senior Managing Director

SCHEDULE OF EXHIBITS

Exhibit A-1	Tucson Land (Legal Description)

Exhibit A-2	Flagstaff Land (Legal Description)

Exhibit A-3	Goose Creek Land (Legal Description)

Exhibit A-4	Mountain Brook Land (Legal Description)

Exhibit A-5	Irmo Land (Legal Description)

Exhibit A-6	Kansas City Land (Legal Description)

Exhibit A-7	Columbia Land (Legal Description)

Exhibit B	Improvements

Exhibit C	Loan Allocations and Loan Percentages

Exhibit C-1	Sources and Uses

Exhibit D	Insurance Requirements

Exhibit E	Approved Leases with respect to all Projects other than Flagstaff

Exhibit E-1	Approved Leases with respect to Flagstaff Project

Schedule A	Borrowers

Schedule B	Ownership of Indemnitor

Schedule C	Reciprocal Easement Agreements

Schedule D	Administrative Fees

EXHIBIT A-1
TUCSON LAND (LEGAL DESCRIPTION)
PARCEL NO. 1:
LOT 11, OF THE FINAL PLAT OF HOME DEPOT RETAIL CENTER, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF PIMA COUNTY, ARIZONA, RECORDED IN BOOK 62 OF MAPS, PAGE 2.
PARCEL NO. 2:
EASEMENTS FOR INGRESS, EGRESS, PARKING, UTILITIES, SIGNS, STORM DRAINAGE AND DETENTION AS SET FORTH IN RESTRICTION AGREEMENT AND GRANT OF EASEMENTS RECORDED IN DOCKET 12511 AT PAGE 1655, AND AMENDED IN DOCKET 12749 AT PAGE 6869, AND SECOND AMENDMENT RECORDED AS DOCKET 13300, PAGE 2670, PIMA COUNTY ARIZONA.
PARCEL NO. 3:
NON-EXCLUSIVE EASEMENT RIGHTS AS SET FORTH IN DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS, AND EASEMENTS RECORDED IN DOCKET 13669 AT PAGE 1087, PIMA COUNTY, ARIZONA

EXHIBIT A-2
FLAGSTAFF LAND (LEGAL DESCRIPTION)
PARCEL NO. 1:
LOTS 6 AND 6A, OF UNIVERSITY PLAZA, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF COCONINO COUNTY, ARIZONA, RECORDED IN CASE 3, MAP 125.
TOGETHER WITH THAT PORTION OF YALE STREET ABANDONED BY INSTRUMENT RECORDED IN DOCKET 654, PAGE 165, RECORDS OF COCONINO COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:
BEGINNING AT THE CENTERLINE INTERSECTION OF YALE STREET WITH THE SOUTHERLY LINE OF THE REPLAT OF FRISCO HILLS SUBDIVISION, ACCORDING TO CASE 2, MAP 139, RECORDS OF COCONINO COUNTY, ARIZONA;
THENCE SOUTH 01 DEGREES 29 MINUTES 00 SECONDS EAST ALONG THE CENTERLINE OF THE SAID YALE STREET, A DISTANCE OF 84.05 FEET;
THENCE SOUTH 53 DEGREES 25 MINUTES 12 SECONDS WEST, 36.67 FEET TO A POINT ON THE WEST RIGHT-OF-WAY LINE OF YALE STREET;
THENCE NORTH 01 DEGREES 29 MINUTES 00 SECONDS WEST, 105.13 FEET TO THE INTERSECTION OF THE SAID WEST RIGHT OF WAY LINE OF YALE STREET WITH THE SAID SOUTH LINE OF THE REPLAT OF FRISCO HILLS SUBDIVISION;
THENCE NORTH 88 DEGREES 31 MINUTES 00 SECONDS EAST, ALONG THE SAID SOUTH LINE, A DISTANCE OF 30.00 FEET TO THE POINT OF BEGINNING.
PARCEL NO. 2:
RECIPROCAL EASEMENTS FOR INGRESS, EGRESS, PARKING AND OTHER MATTERS AS SET FORTH IN RECIPROCAL AGREEMENT RECORDED DECEMBER 29, 1978 IN DOCKET 716, PAGE 292, AND AMENDED JULY 29, 1981 IN DOCKET 842, PAGE 340, COCONINO COUNTY ARIZONA.
PARCEL NO. 3:
EASEMENTS GRANTED TO LOCATE AND MAINTAIN LANDSCAPING AND SIGNAGE AND RIGHTS INCIDENT THERETO, AS SET FORTH IN INSTRUMENT RECORDED JULY 29, 1977, IN DOCKET 640, PAGE 598, COCONINO COUNTY ARIZONA.

EXHIBIT A-3
GOOSE CREEK LAND (LEGAL DESCRIPTION)
Parcel No. 1
All of Parcel 1 containing 1.720 acres, more or less, as shown on that certain plat of survey dated July 10, 2007 and entitled “Plat Showing the Abandonment of property lines and the Re-Subdivision of A 1.063 Acre Parcel (T.M.S. 252-00-00-029) A 1.299 Acre Parcel (T.M.S. 252-00-00-007) & A 1.050 Acre Parcel (T.M.S. 252-00-00-052) To Create Parcel No. 1 (1.720 Acres) & Parcel No. 2 (1.691 Acres) GHK Development”, prepared by HGBD Surveyors, LLC and recorded on July 25, 2007 in Plat Cabinet N, Page 39H of the Berkeley County, South Carolina Register of Deeds.
Parcel No. 2:
Non-exclusive easements for vehicular and pedestrian ingress, egress and access, discharge, drainage, detention and retention of storm water run off and installation/maintenance of water detention and drainage facilities as set forth in Declaration of Easements with Covenants, Conditions and Restrictions, dated August 28, 2007, recorded September 13, 2007 in Book 6853, Page 1, Office of the Clerk for Berkeley County, South Carolina.
Parcel No. 3:
Non-exclusive easement to construct, maintain, repair and operate Directional Sign as more particularly described in that certain Sign Easement Agreement recorded November 6, 2009 in Book 8194, Page 153, Office of the Clerk for Berkeley County, South Carolina.

EXHIBIT A-4
MOUNTAIN BROOK LAND (LEGAL DESCRIPTION)
A part of Lot 7, Waltes Subdivision, as recorded in Map Book 35, page 82, In the Probate Office of Jefferson County, Alabama, Birmingham Division, being more particularly described as follows:
Begin at the Northeast corner of Lot 7, according to the Survey of Waites Subdivision, as recorded in Map Book 35, page 82, in the Probate Office of Jefferson County, Alabama, said corner also being on the South right of way of Overton Road; thence run Westerly along the North line of said Lot 7 and along said right of way for a distance of 361.84 feet; thence turn 91°56’34” left and run in a Southerly direction 579.23 feet thence turn 88°13’29” left and run in an Easterly direction 355.99 feet to the East line of said Lot 7’ thence turn 91°11’15” and run in a Northerly direction and along said East line 577.93 feet to the Point of Beginning in Jefferson County, Alabama.

EXHIBIT A-5
IRMO LAND (LEGAL DESCRIPTION)
All that certain piece, parcel or tract of land situate, lying and being in Richland County, State of South Carolina, and being shown as Lot 3 76/176 Properties, according to a plat recorded in Richland County Registry in Plat Book 1496, page 3150.
Together with those easements created by the Declaration of Easements, Covenants and Restrictions for Dutch Fork recorded in Book 1064, page 80; Book 1471, page 353, Book 1533, page 999 and Book 1563, page 899, Richland County Registry.

EXHIBIT A-6
KANSAS CITY LAND (LEGAL DESCRIPTION)
TRACT 1:
LOT 1, NORTH OAK VILLAGE, A SUBDIVISION IN THE CITY OF KANSAS CITY, CLAY COUNTY, MISSOURI, RECORDED IN PLAT BOOK G, PAGE 126.
TRACT 2:
NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS, EGRESS, AND PASSAGE; PARKING; UTILITIES; STORMWATER DRAINAGE; SIGNAGE AND OTHER USES AS SET FORTH IN EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS DATED AUGUST 8, 2008 BY AND BETWEEN HJ, LLC, AS DEVELOPER, LOWE’S HOME CENTERS, INC., AND MIDWESTERN BAPTIST THEOLOGICAL SEMINARY, RECORDED AUGUST 10, 2007 AS DOCUMENT NO. 2007033407 IN BOOK 5784 AT PAGE 2, AND FIRST AMENDMENT TO EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED NOVEMBER 13, 2009 AS DOCUMENT NO. 2009041801 IN BOOK 6309 AT PAGE 73.
TRACT 3:
NON-EXCLUSIVE EASEMENTS FOR EARTHEN SLOPE AS SET FORTH IN SLOPE EASEMENT AGREEMENT DATED AUGUST 1, 2007 BY AND BETWEEN MIDWESTERN BAPTIST THEOLOGICAL SEMINARY, INC. AND HJ, LLC, RECORDED AUGUST 10, 2007 AS DOCUMENT NO. 2007033380 IN BOOK 5783 AT PAGE 125.
TRACT 4:
THE CROSS ACCESS RIGHT OF INGRESS-EGRESS OVER LOTS 1 THROUGH 10, AND TRACT A, AS CREATED BY THE FINAL PLAT OF NORTH OAK VILLAGE, RECORDED IN PLAT BOOK G, PAGE 126.

EXHIBIT A-7
COLUMBIA LAND (LEGAL DESCRIPTION)
Tract 1:
TMS: 0279741-01-011:
All that certain piece, parcel or tract of land, with any improvements thereon, situate, lying and being in the County of Lexington, State of South Carolina, more particularly shown on that certain ALTA/ACSM Land Title Survey, Topographic Map, and Tree Inventory prepared for Continental 197 Fund, LLC, by Cox and Dinkins, Inc., dated August 17, 2006, last revised February 9, 2007, recorded at Slide 939, Pages 5 and 5A, and having the following boundaries and measurements as shown on said plat, to-wit: Beginning at the intersection of the Southern right-of-way of Harbison Boulevard and the Eastern right-of-way of St. Andrews Road, thence running in an Easterly direction along the Southern right-of-way of Harbison Boulevard approximately 586.8 feet, thence turning and running S 20°29’36” E along the property of now or formerly Ashley SC, LLC for a distance of approximately 301.45 feet to 1” Pipe (o), this being the Point of Beginning 2 (P.O.B. 2); thence turning and running S 20°31’01” E along TMS#2797-01-12 for a distance of 180.72 feet to a 1/2” Rebar (o); thence turning and running N 48°41’58” E along TMS#2797-01-12 for a distance of 203.62 feet to a 1/2” Rebar (o); thence turning and running N 48°31’23” E along the property of now or formerly Trac Limited Partnership for a distance of 113.84 feet to a 1/2” Rebar (o); thence turning and running N 48°09’02” E along the property of now or formerly Dayton Hudson Corp. for a distance of 11.68 feet to a 1/2” Rebar (o); thence turning and running S 21°25’15” E along the property of now or formerly Dayton Hudson Corp. for a distance of 620.82 feet to a 1/2” Rebar (o); thence turning and running S 68°30’28” W along the property of now or formerly Lexington County (100 foot Buffer) for a distance of 476.64 feet to a 3/4” Rod (o); thence turning and running N 40°05’51” W along C.S.X. Transportation 100 foot right-of-way for a distance of 421.55 feet to a 1-1/2” Pipe (o); thence turning and running N 40°04’08” W along C.S.X. Transportation 100 foot right-of-way for a distance of 170.44 feet to a 1” Pipe (o); thence turning and running N 48°51’29” E along the property of now or formerly Ashley SC, LLC for a distance of 382.01 feet to a 1” Pipe (o), the Point of Beginning 2 (P.O.B. 2).
Together With:
Emergency Vehicle Access Easement Agreement between W. Lynn Campbell, D.M.D., P.A., as Grantor, and Continental 197 Fund LLC, as Grantee, dated February 14, 2007, and recorded February 27, 2007, in the Office of the Register of Deeds for Lexington County in Book 11789 at page 178; and
Reciprocal Access Easements Parcels for the Benefit of Tract 1 Only:
Appurtenant Easement created by Reciprocal Easement Agreement and Declaration of Restrictive Covenants between Wessington Partners Limited Partnership and EP Columbia I, Inc., dated April 14, 1998, and recorded April 27, 1998, in the Office of the Register of Deeds for Lexington County in Book 4631 at page 241.
Appurtenant easement created by Grant of Storm Drainage and Detention Easement between Wessington Partners Limited Partnership and EP Columbia I, Inc., dated April 14, 1998 and recorded in the Office of the Register of Deeds for Lexington County in Book 4631 at page 292.
Appurtenant Easements created by Agreement for Reciprocal Access Easements and Operation and Management of the Surface Water Management System, between Wessington Partners Limited Partnership and Dayton Hudson Corporation (Target), dated October 13, 1998, and recorded November 10, 1998, in the

Office of the Register of Deeds for Lexington County in Book 4947 at page 98; and as reserved in Deed from Wessington Partners Limited Partnership to Dayton Hudson Corporation dated October 13, 1998, and recorded October 19, 1998, in the Office of the Register of Deeds for Lexington County in Book 4910 at page 194.
Appurtenant easement as set forth in Surface Water Management System Operation and Maintenance Agreement between Wessington Partners Limited Partnership and EP Columbia I, Inc., dated April 14, 1998, and recorded April 27, 1998 in the Office of the Register of Deeds for Lexington County in Book 4631 at page 320.
Tract 2:
TMS: 02797-01-012:
All that certain piece, parcel or tract of land, with any improvements thereon, situate, lying and being in the County of Lexington, State of South Carolina, more particularly shown on that certain ALTA/ACSM Land Title Survey, Topographic Map, and Tree Inventory prepared for Continental 197 Fund, LLC, by Cox and Dinkins, Inc., dated August 17, 2006, last revised February 9, 2007, recorded at Slide 939, Pages 5 and 5A, and having the following boundaries and measurements as shown on said plat, to-wit: Beginning at the intersection of the Southern right-of-way of Harbison Boulevard and the Eastern right-of-way of St. Andrews Road, thence running in an Easterly direction along the Southern right-of-way of Harbison Boulevard approximately 586.8 feet, thence turning and running S 20°29’36” E along the property of now or formerly Ashley SC, LLC for a distance of approximately 301.45 feet to 1” Pipe (o), this being the Point of Beginning 2 (P.O.B. 2); thence turning and running N 48°54’39” E along TMS#2797-01-09 for a distance of 139.55 feet to a 1” Pipe (o); thence turning and running S 41°16’56” E along the property of now or formerly TRAC Limited Partnership for a distance of 168.44 feet to a 1/2” Rebar (o); thence turning and running S 48°41’58” W along Parcel #2 of Plat recorded at Slide 628, Page 5 for a distance of 203.62 feet to a 1/2” Rebar (o); thence turning and running N 20°31’01” W along Parcel #2 of Plat recorded at Slide 628, Page 5 for a distance of 180.72 feet to a 1” Pipe (o), the Point of Beginning 2 (P.O.B. 2).
And
Together with all those non-exclusive rights, easements, restrictions, and other matters set forth in the following documents:
Reciprocal Easement Agreement and Declaration of Restrictive Covenants between Wessington Partners Limited Partnership and EP Columbia I, Inc., dated April 14, 1998, and recorded April 27, 1998, in the Office of the Register of Deeds for Lexington County in Book 4631 at page 241.
Grant of Storm Drainage and Detention Easement between Wessington Partners Limited Partnership and EP Columbia I, Inc., dated April 14, 1998, and recorded in the Office of the Register of Deeds for Lexington County in Book 4631 at page 292.
Agreement for Reciprocal Access Easements and Operation and Management of the Surface Water Management System, between Wessington Partners Limited Partnership and Dayton Hudson Corporation (Target), dated October 13, 1998, and recorded November 10, 1998, in the Office of the Register of Deeds for Lexington County in Book 4947 at page 98; and as reserved in Deed from Wessington Partners Limited Partnership to Dayton Hudson Corporation dated October 13, 1998, and recorded October 19, 1998, in the Office of the Register of Deeds for Lexington County in Book 4910 at page 194.
Surface Water Management System Operation and Maintenance Agreement between Wessington Partners

Limited Partnership and EP Columbia I, Inc., dated April 14, 1998, and recorded April 27, 1998, in the Office of the Register of Deeds for Lexington County in Book 4631 at page 320.
Emergency Vehicle Access Easement Agreement between W. Lynn Campbell, D.M.D., P.A., as Grantor, and Continental 197 Fund LLC, as Grantee, dated February 14, 2007, and recorded February 27, 2007, in the Office of the Register of Deeds for Lexington County in Book 11789 at page 178.
Combined Tracts 1 and 2:
All that certain piece, parcel or tract of land, with any improvements thereon, situate, lying and being in the County of Lexington, State of South Carolina, more particularly shown on that certain ALTA/ACSM Land Title Survey, Topographic Map, and Tree Inventory prepared for Continental 197 Fund, LLC, by Cox and Dinkins, Inc., dated August 17, 2006, last revised February 9, 2007, recorded at Slide 939, Pages 5 and 5A and having the following boundaries and measurements as shown on said plat, to-wit: Beginning at the intersection of the Southern right-of-way of Harbison Boulevard and the Eastern right-of-way of St. Andrews Road, thence running in an Easterly direction along the Southern right-of-way of Harbison Boulevard approximately 586.8 feet, thence turning and running S 20°29’36” E along the property of now or formerly Ashley, SC, LLC for a distance of approximately 301.45 feet to 1” Pipe (o), this being the Point of Beginning 2 (P.O.B. 2); thence turning and running N 48°54’39” E along TMS#2797-01-09 for a distance of 139.55 feet to a 1” Pipe (o); thence turning and running S 41°16’56 E along the property of now or formerly TRAC Limited Partnership for a distance of 168.44 feet to a 1/2” Rebar (o); thence turning and running N 48°31’23” E along the property of now or formerly Trac Limited Partnership for a distance of 113.84 feet to a 1/2” Rebar (o); thence turning and running N 48°09’02” E along the property of now or formerly Dayton Hudson Corp. for a distance of 11.68 feet to a 1/2” Rebar (o); thence turning and running S 21°25’15’ E along the property of now or formerly Dayton Hudson Corp. for a distance of 620.82 feet to a 1/2” Rebar (o); thence turning and running S 68°30’28” W along the property of now or formerly Lexington County (100 foot Buffer) for a distance of 476.64 feet to a 3/4” Rod (o); thence turning and running N 40°05’51” W along C.S.X. Transportation 100 foot right-of-way for a distance of 421.55 feet to a 1-1/2” Pipe (o); thence turning and running N 40°04’08 W along C.S.X. Transportation 100 foot right-of-way for a distance of 170.44 feet to a 1” Pipe (o); thence turning and running N 48°51’29” E along the property of now or formerly Ashley SC, LLC for a distance of 382.01 feet to a 1” Pipe (o), the Point of Beginning 2 (P.O.B. 2).

EXHIBIT B
IMPROVEMENTS

		Land
		Area	Building	Year
Property	Lease Type	(Acres)	Area (SF)	Built
Home Depot-Tucson, AZ	Ground Lease	10.8	136,882	2005
University Plaza, Flagstaff, AZ	Land & Bldg	18.1	165,620	1978
Walgreens — Goose Creek, SC	Land & Bldg	1.5	14,820	2008
Publix-Mountain Brook, AL	Land & Bldg	4.8	44,271	2004
Tractor Supply— Irmo, SC	Land & Bldg	4.1	19,097	2009
Lowe’s- Kansas City, MO	Ground Lease	12.2	139,905	2009
Kohl’s- Columbia, SC	Land & Bldg	8.6	90,000	2007

EXHIBIT C
LOAN ALLOCATIONS AND LOAN PERCENTAGE

			Allocated Loan
Property Name	City, State	Allocated Loan Amount	Percentage
Home Depot (GL)	Tucson, AZ	$6,025,000	18.83%
University Plaza	Flagstaff, AZ	$8,350,000	26.09%
Walgreens	Goose Creek, SC	$2,700,000	8.44%
Publix	Mountain Brook, AL	$3,275.000	10.23%
Tractor Supply	Irmo, SC	$1,125.000	3.52%
Lowe’s (GL)	Kansas City, MO	$4,250.000	13.28%
Kohl’s	Columbia, SC	$6,275,000	19.61%
Totals		$32,000,000.00	100.00%

EXHIBIT C-1
SOURCES AND USES

			Purchase
Property Name	City	State	Price
Home Depot (Ground)	Tucson	AZ	$11,340,000
University Plaza	Flagstaff	AZ	$17,165,000
Walgreens	Goose Creek	SC	$5,150,000
Publix	Mountain Brook	AL	$6,100,000
Tractor Supply	Irmo	SC	$2,500,000
Lowe’s (Ground)	Kansas City	MO	$7,937,500
Kohl’s	Columbia	SC	$11,900,000
	Total Purchase Price		$62,092,500

	Closing Costs		250,000

	Total Uses of Funds		$62,342,500

	Loan Amount		$32,000,000

	Borrower Equity		$30,342,500

	Total Sources of Funds		$62,342,500

EXHIBIT D
PPM FINANCE, INC. PROPERTY AND LIABILITY INSURANCE REQUIREMENTS FOR
JACKSON NATIONAL LIFE INSURANCE COMPANY REVISED MAY 2008
PPM Finance, Inc. (“PPM”) is an affiliate of and authorized agent for Jackson National Life Insurance Company (“Mortgagee” and/or “Lender”), and as such has established the following insurance requirements to be complied with during the lifetime of the loan:
REQUIREMENTS OF ALL POLICIES:
Insureds: The Borrower’s full name (as per loan documents) must be either the Named Insured or Additional Insured on all policies. If a third party or tenant provides coverage, the Borrower must be endorsed as Additional Insured on all policies required herein. If a third party or tenant provides coverage, the Lender must be endorsed as Mortgagee and Loss Payee on all property policies required herein and Additional Insured on the general liability policy.
Additional Interests: Lender must be designated as Mortgagee and Loss Payee on building, business income, business personal property, and boiler and machinery/equipment breakdown coverage forms; and Additional Insured on the general liability policy. The Additional Interest and Certificate Holder wording should read: Jackson National Life Insurance Company, its successors, assigns, and/or affiliates, as their interests may appear (atima is acceptable) c/o correspondent/servicer’s address.
Evidence of Insurance: Acceptable evidence of insurance can include any of the following at closing and renewal:
Property
•	A Certified Copy of the Policy.

•	Acord 28 (2003 Version).

•	Acord 27 (1993 Version) Showing the following Coverages, Limits, Deductibles, and Forms:
•	Building.

•	Rents.

•	Equipment Breakdown/Boiler & Machinery.

•	Ordinance and Law Coverage A.

•	Agreed Amount/Waiver of Coinsurance.

•	Replacement Cost Valuation.

•	Special/All Risk Cause of Loss.

•	Earthquake, Flood, and Wind (Waiver Required for < 100% Replacement Value) PPM does not recognize PML as a viable alternative to full replacement value for Wind.

•	Terrorism.
•	Proprietary Carrier Forms identifying the prescribed Coverages, Limits, Deductibles, and Forms.

•	Any form containing limiting/restrictive language that renders the form “For Information Only” MUST be accompanied by a Certified Copy of the policy for single entity properties; or the Mortgagee and Loss Payee Endorsements naming Jackson National Life Insurance Company, its successors, assigns, and or affiliates, as their interest may appear for blanket policies with multiple lender participation. If the policy is a first time issue, we will accept a Binder of Insurance that lists all required coverages, limits and deductibles, pending issue of the policy.

•	If either the borrower or a tenant is permitted to “self insure” a document acknowledging the intent to self insure must be received annually.

•	A “Certified Copy” or Mortgagee Copy of the Policy for single entity properties must be received in the Correspondent’s office within 60 days of closing or renewal.

•	For multiple location polices with more than one lender, PPM will accept copies of the endorsements naming Jackson as Mortgagee and Loss Payee. The endorsements must be received within 60 days of closing or renewal.
Liability — Acceptable evidence of insurance can include any of the following at closing and renewal:
•	A Certified Copy of the Policy.

•	Acord 25 Showing the Coverages, Limits, Deductibles/SIR, and Forms.

•	Proprietary Carrier forms referencing the required information.

•	If either the borrower or a tenant is permitted to “self insure” a document acknowledging their intent to self insure must be received annually.

•	A copy of the general liability endorsement naming Jackson as Additional Insured must be received within 60 days of closing or renewal.
Both the Evidence of Property Insurance and Certificate of Liability must reference the Collateral Property Address(s) and Borrowing Entity.
Notice of Cancellation: All policies and certificates shall contain a provision requiring the insurance company to provide at least 30 days (10 days for non-payment of premium) written notice cancellation or changes to the policy to Lender c/o correspondent that affect the Lender’s interest in accordance with policy provisions or as required by law.
Acceptable Carriers: All insurance carriers participating on all layers evidencing the required coverage must carry an AM Best Financial Strength Rating (FSR) of A- and a Financial Size Category (FSC) of IX during the entire life of the loan. Carriers not rated by AM Best must be approved on an individual basis. Carriers must be licensed to conduct business in the state where the property is located.
PROPERTY INSURANCE REQUIREMENTS:
Building and Personal Property / Business Income / Boiler & Machinery/Equipment Breakdown Coverage: Building and business personal property coverage must be written on an “All Risk” or “Special Causes of Loss” form (as defined by the insurance contracts) on a Replacement Cost valuation basis. Coverage is to include Wind and Hail and Ordinance or Law (Coverage A to be a minimum of 50% of the building amount for a single building property or 50% of the highest valued collateral building in multiple location properties). If the property has multiple buildings and is written on a Blanket Basis, the policy must not contain a Margin Clause. Boiler and Machinery/Equipment Breakdown coverage is to include property damage, business income, extra expense and hazardous substance. If the Building and Boiler and Machinery/Equipment Breakdown coverages are provided by separate policies, a Joint Loss Agreement Endorsement should be obtained on each policy.
A Seismic Report is required on all properties located in Seismic Zone 3 or 4 as designated in the 1997 edition of the Uniform Building Code. Earthquake insurance is required on properties that exceed the tolerance levels established by the Jackson National Life Insurance Company Seismic Report Guidelines (usually > 20%).
The building and business personal property coverage limits must be for the full Replacement Cost of the property unless waived in writing by PPM. This requirement includes Wind, and when required, Flood. The policy must contain an Agreed Amount Endorsement or Waiver of Coinsurance Clause. Blanket policies should not contain a Margin Clause. The Agreed Amount Endorsement must identify the insured property by its street address and include Business Income.

Property in Flood Zones A and V and/or all zones in the 100 year flood zone plain as determined by the US Army Corps of Engineers must obtain flood coverage through the National Flood Insurance Program (NFIP). Excess Flood coverage will be required if the NFIP limits fall below full Replacement Cost of the building.
Business Income Coverage is required for the loss of gross rental income and other gross income for an amount not less than 12 months rental income or on an Actual Loss Sustained form of coverage. Coverage must provide a period of restoration of not less than 12 months. If the tenant insures the building under a triple net lease and the lease contains a Rent Abatement Clause, the Borrower must carry Business Income Coverage independently from any coverage the tenant may provide.
The Borrower may use multiple policies to satisfy the requirements stated above as long as each carrier used is rated A- IX or better by AM Best and the insurance program as a whole satisfies all the requirements herein. No gaps of coverage between policy layers are acceptable.
When a property is vacant for 60 consecutive days or more, PPM is to receive a Vacancy Permit (ISO form CP 04 05 or a form containing equivalent language) issued by the property insurance carriers on each location when the vacancy rate is greater than 69% of the total net rentable square footage. Vacancy rate is to be defined as the percentage of space not containing enough furnishings to conduct customary operations.
If any buildings are constructed, added, or significantly altered by 10% or more of the property value and/or affect any part of the rents, a Builder’s Risk Insurance Policy is required on a completed value form in an amount equal to 100% of hard costs. There must be delayed income insurance covering not less than 12 months anticipated loss of gross income. All builder’s risk coverage terms and conditions are subject to PPM approval. Once the project has been completed, the property in its entirety must comply with all the PPM insurance requirements stated herein.
Acceptable maximum per occurrence Deductibles are the following:

Property	$25,000 per occurrence
Boiler & Machinery/Equipment Breakdown	$25,000 per occurrence
Business Income	72 hour (3 day) waiting period
Named Windstorm	% of insured value — Negotiable per Loan Basis
Earthquake	% of insured value — Negotiable per Loan Basis
Flood $5,000 NFIP Policies; Excess Flood — % of insured value — Negotiable per Loan Basis
LIABILITY INSURANCE REQUIREMENTS:
General Liability: A General Liability Policy must be written on an Occurrence form. Contractual Liability covering “Insured Contracts” must be included. If the Borrower sells or serves liquor, the Certificate of Liability Insurance must evidence Dram Shop or Liquor Liability.

Minimum Acceptable Primary limits:
Bodily Injury and Property Damage	$1,000,000 per occurrence $2,000,000 in the aggregate
Personal and Advertising Injury $1,000,000 per occurrence and in the aggregate No deductible is acceptable on the General Liability policy.

Professional Liability: Healthcare Professional Liability with a minimum $1,000,000 per occurrence limit must be carried by all facilities providing “Assisted Living, Extended Stay, Rehabilitation, or Medical” services or treatments for their residents.
Owned/Non-Owned Automobile Liability: Coverage must be provided when Borrower has employees and or owned vehicles. Policy to extend to owned, hired, leased and non-owned vehicles to include, not by way of limitation, employee’s vehicles while on company business. Required limits:

Combined Single Limit:	$1,000,000 per occurrence and in the aggregateor
Bodily Injury per person	$1,000,000 per occurrence and in the aggregate
Bodily Injury per accident	$1,000,000 per occurrence and in the aggregate
Property Damage	$1,000,000 per occurrence and in the aggregate

No deductible is acceptable on the owned/non-owned automobile liability policy.
Workers’ Compensation/Employers’ Liability: Coverage must be provided when Borrower has employees.
Required limits:
Workers’ CompensationStatutory limits (State where employees are located/hired)

Employers’ Liability	$500,000 each accident
$500,000 disease policy limit
$500,000 disease each employee

No deductible is acceptable on the employers’ liability policy.
Umbrella/Excess Liability: Properties not in the Hospitality or “Assisted Living” industries must provide Umbrella and/or Excess Liability coverage evidencing a limit of not less than $5,000,000 per occurrence and in the aggregate with a Self-Insured Retention (SIR) not greater than $10,000 over all required underlying liability policies. PPM reserves the right to require higher limits from properties where liquor is sold.
Properties in the Hospitality and “Assisted Living” industries must provide Umbrella and/or Excess Liability coverage evidencing a limit of not less than $10,000,000 per occurrence and in the aggregate with a Self-Insured Retention (SIR) not greater than $10,000 over all required underlying liability policies.
Limits provided by the Umbrella/Excess Liability policies must be excess over all the policy extensions and the required underlying liability coverages and policies, including Liquor Liability.
Underground and/or Above Ground Fuel Storage Tanks: Properties that have fuel and/or oil storage tanks are required to carry an insurance policy covering damage to owned property as well as bodily injury and property damage to third parties caused by tank overflow and/or leakage or seepage. Coverage is to include, not by way of limitation, clean up costs. A minimum limit of $1,000,000 is required or limit as required by law which ever is greater.
PPM reserves the right to require Terrorism (TRIA) Coverage on any of the coverage listed above for properties with an exposure to loss from terrorist acts as determined by PPM criteria.
PPM reserves the right to require coverage for damage to owned property as well as bodily injury and property damage to third parties caused by mold and/or fungi and/or other environmental exposures where engineering and/or environmental reports would indicate an exposure.
The Borrower may use multiple policies to satisfy the Liability requirements stated above as long as each carrier used is rated A- IX or better by AM Best and the insurance program as a whole satisfies all the requirements herein. No gaps of coverage between policy layers are acceptable.
PPM reserves the right to modify any and all of the requirements above in accordance with standard practices in the lending industry as these standards may change from time to time.

EXHIBIT E
APPROVED LEASES WITH RESPECT TO PROJECTS OTHER
THAN FLAGSTAFF
Home Depot (Tucson, AZ)
Walgreens (Goose Creek, SC)
Publix (Mountain Brook, AL)
Tractor Supply (Irmo, SC)
Lowes (Kansas City, MO)
Kohl’s (Columbia, SC)

EXHIBIT E-1
APPROVED LEASES WITH RESPECT TO FLAGSTAFF PROJECT
Ross Stores, Inc.
Petsmart, Inc.
Bed, Bath & Beyond, Inc.
Northland Laundromats, LLC dba 4th Street Laundromat
Dollar Tree Stores, Inc. dba Dollar Tree #2679
Edward Jones
Fantastic Sam’s
FedEx Kinko’s #2304
227 Taxes Services, Inc. dba H&R Block
Happi One, LLC dba Hiro’s Sushi Bar
Hunan West Restaurant
Timark, Inc. dba Massage Envy
Passion’s Nail & Spa
Harry Michael Williams dba The Pizza Guy
Planned Parenthood
Rue 21, Inc. #536
Sally Beauty Supply #2153
Sleep America
Sprint Communications Company, L.P.
The Village Baker
Safeway Stores

SCHEDULE A
BORROWERS
COLE HD TUCSON AZ, LLC, a Delaware limited liability company
COLE MT FLAGSTAFF AZ, LLC, a Delaware limited liability company
COLE WG GOOSE CREEK SC, LLC, a Delaware limited liability company
COLE PX MOUNTAIN BROOK AL, LLC, a Delaware limited liability company
COLE TS IRMO SC, LLC, a Delaware limited liability company
COLE LO KANSAS CITY MO, LLC, a Delaware limited liability company
COLE KO COLUMBIA SC, LLC, a Delaware limited liability company

SCHEDULE B
OWNERSHIP OF INDEMNITOR
General Partner: Cole Credit Property Trust III, Inc. — 99.9%
Limited Partner: Cole REIT Advisors III, LLC — 0.1%

SCHEDULE C
RECRIPOCAL EASEMENT AGREEMENTS
TUCSON, AZ (Pima County):
EASEMENTS FOR INGRESS, EGRESS, PARKING, UTILITIES, SIGNS, STORM DRAINAGE AND DETENTION AS SET FORTH IN RESTRICTION AGREEMENT AND GRANT OF EASEMENTS RECORDED IN DOCKET 12511 AT PAGE 1655, AND AMENDED IN DOCKET 12749 AT PAGE 6869, AND SECOND AMENDMENT RECORDED AS DOCKET 13300, PAGE 2670, PIMA COUNTY ARIZONA.
NON-EXCLUSIVE EASEMENT RIGHTS AS SET FORTH IN DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS, AND EASEMENTS RECORDED IN DOCKET 13669 AT PAGE 1087, PIMA COUNTY, ARIZONA
FLAGSTAFF, AZ (Coconino County):
RECIPROCAL EASEMENTS FOR INGRESS, EGRESS, PARKING AND OTHER MATTERS AS SET FORTH IN RECIPROCAL AGREEMENT RECORDED DECEMBER 29, 1978 IN DOCKET 716, PAGE 292, AND AMENDED JULY 29, 1981 IN DOCKET 842, PAGE 340, COCONINO COUNTY ARIZONA.
EASEMENTS GRANTED TO LOCATE AND MAINTAIN LANDSCAPING AND SIGNAGE AND RIGHTS INCIDENT THERETO, AS SET FORTH IN INSTRUMENT RECORDED JULY 29, 1977, IN DOCKET 640, PAGE 598, COCONINO COUNTY ARIZONA.
GOOSE CREEK, SC (Berkeley County):
Non-exclusive easements for vehicular and pedestrian ingress, egress and access, discharge, drainage, detention and retention of storm water run off and installation/maintenance of water detention and drainage facilities as set forth in Declaration of Easements with Covenants, Conditions and Restrictions, dated August 28, 2007, recorded September 13, 2007 in Book 6853, Page 1, Office of the Clerk for Berkeley County, South Carolina.
Non-exclusive easement to construct, maintain, repair and operate Directional Sign as more particularly described in that certain Sign Easement Agreement recorded November 6, 2009 in Book 8194, Page 153, Office of the Clerk for Berkeley County, South Carolina.
MOUNTAIN BROOK, AL (Jefferson County): NONE
IRMO, SC (Richland County):
Declaration of Easements, Covenants and Restrictions for Dutch Fork recorded in Book 1064, page 80; Book 1471, page 353, Book 1533, page 999 and Book 1563, page 899, Richland County Registry.

KANSAS CITY, MO (Clay County):
NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS, EGRESS, AND PASSAGE; PARKING; UTILITIES; STORMWATER DRAINAGE; SIGNAGE AND OTHER USES AS SET FORTH IN EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS DATED AUGUST 8, 2008 BY AND BETWEEN HJ, LLC, AS DEVELOPER, LOWE’S HOME CENTERS, INC., AND MIDWESTERN BAPTIST THEOLOGICAL SEMINARY, RECORDED AUGUST 10, 2007 AS DOCUMENT NO. 2007033407 IN BOOK 5784 AT PAGE 2, AND FIRST AMENDMENT TO EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED NOVEMBER 13, 2009 AS DOCUMENT NO. 2009041801 IN BOOK 6309 AT PAGE 73.
NON-EXCLUSIVE EASEMENTS FOR EARTHEN SLOPE AS SET FORTH IN SLOPE EASEMENT AGREEMENT DATED AUGUST 1, 2007 BY AND BETWEEN MIDWESTERN BAPTIST THEOLOGICAL SEMINARY, INC. AND HJ, LLC, RECORDED AUGUST 10, 2007 AS DOCUMENT NO. 2007033380 IN BOOK 5783 AT PAGE 125.
THE CROSS ACCESS RIGHT OF INGRESS-EGRESS OVER LOTS 1 THROUGH 10, AND TRACT A, AS CREATED BY THE FINAL PLAT OF NORTH OAK VILLAGE, RECORDED IN PLAT BOOK G, PAGE 126.
COLUMBIA, SC (Lexington County):
Appurtenant Easement created by Reciprocal Easement Agreement and Declaration of Restrictive Covenants between Wessington Partners Limited Partnership and EP Columbia I, Inc., dated April 14, 1998, and recorded April 27, 1998, in the Office of the Register of Deeds for Lexington County in Book 4631 at page 241.
Appurtenant easement created by Grant of Storm Drainage and Detention Easement between Wessington Partners Limited Partnership and EP Columbia I, Inc., dated April 14, 1998 and recorded in the Office of the Register of Deeds for Lexington County in Book 4631 at page 292.
Appurtenant Easements created by Agreement for Reciprocal Access Easements and Operation and Management of the Surface Water Management System, between Wessington Partners Limited Partnership and Dayton Hudson Corporation (Target), dated October 13, 1998, and recorded November 10, 1998, in the Office of the Register of Deeds for Lexington County in Book 4947 at page 98; and as reserved in Deed from Wessington Partners Limited Partnership to Dayton Hudson Corporation dated October 13, 1998, and recorded October 19, 1998, in the Office of the Register of Deeds for Lexington County in Book 4910 at page 194.
Appurtenant easement as set forth in Surface Water Management System Operation and Maintenance Agreement between Wessington Partners Limited Partnership and EP Columbia I, Inc., dated April 14, 1998, and recorded April 27,1998 in the Office of the Register of Deeds for Lexington County in Book 4631 at page 320.

SCHEDULE D
ADMINISTRATIVE FEES
By way of example (and not limitation) Administrative Fees (at the standard rates) are charged for the following matters:
CONDEMNATION
EASEMENT
GUARANTEES
Release or Reduction
(Unless contractually provided for in the Loan docs)
LEASE REVIEWS AND TENANT DOCUMENTS
Lease on Tenant Form
(or major changes to Landlords Standard Form)
Changes to SNDA/Estoppel that require negotiations with Tenant
LETTERS OF CREDIT
Release or Reduction
Change in form, parties or new LOC
LOAN EXTENSION REQUEST
PARTIAL RELEASE
SECONDARY FINANCING REQUEST
TRANSFER OF INTEREST WITHIN BORROWER
Not expressly controlled by Loan Documents